STOCK PURCHASE AGREEMENT

                                  By and Among

                             THIOKOL HOLDING COMPANY

                    CARLYLE-BLADE ACQUISITION PARTNERS, L.P.

                                       and

                             BLADE ACQUISITION CORP.

                          Dated as of December 13, 1995



                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----

ARTICLE 1   PURCHASE AND SALE OF SHARES...................................  1

  1.1       Stock Purchase................................................  1
  1.2       Closing.......................................................  2
  1.3       Closing Date..................................................  2
  1.4       Further Assurances............................................  2
  1.5       Restrictions on Transfer......................................  2

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  3

  2.1       Organization, Standing and Authority..........................  4
  2.2       Certificate of Incorporation and Bylaws.......................  4
  2.3       Execution and Delivery........................................  4
  2.4       No Conflict...................................................  4
  2.5       Capitalization................................................  4
  2.6       Title to Shares...............................................  5
  2.7       Litigation....................................................  5
  2.8       Consents and Approvals.  .....................................  5
  2.9       Brokerage.....................................................  5
  2.10      Securities Laws...............................................  5

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF CARLYLE.....................  6

  3.1       Organization, Standing and Authority..........................  6
  3.2       Execution and Delivery........................................  6
  3.3       No Conflict...................................................  6
  3.4       Litigation....................................................  6
  3.5       Consents and Approvals........................................  7
  3.6       Investment Intent.............................................  7
  3.7       Brokerage.....................................................  7

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF HOLDING.....................  7

  4.1       Organization, Standing and Authority of Holding...............  7
  4.2       Execution and Delivery........................................  7
  4.3       No Conflict...................................................  7
  4.4       Litigation....................................................  8
  4.5       Consents and Approvals........................................  8
  4.6       Investment Intent.............................................  8
  4.7       Brokerage.....................................................  8

                                      i

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                                                                         Page
                                                                         ----


ARTICLE 5   COVENANTS.....................................................  9

  5.1       Expenses......................................................  9
  5.2       Related Documents.............................................  9
  5.3       Preferred Stock...............................................  9
  5.4       Stock Ownership...............................................  9

ARTICLE 6   CONDITIONS TO THE OBLIGATIONS OF HOLDING...................... 10

  6.1       Corporate Action.............................................. 10
  6.2       Representations and Covenants................................. 10
  6.3       Litigation.................................................... 10
  6.4       Absence of Adverse Governmental Action........................ 10
  6.5       Consents and Approvals........................................ 10
  6.6       Acquisition Closing........................................... 10
  6.7       Related Documents............................................. 10
  6.8       Preferred Stock Certificate of Designations................... 11
  6.9       Issuance of Shares............................................ 11
  6.10      Opinion of Counsel............................................ 11
  6.11      Letter of Credit.............................................. 11

ARTICLE 7   CONDITIONS TO THE OBLIGATIONS OF CARLYLE...................... 11

  7.1       Corporate Action.............................................. 11
  7.2       Representations and Covenants................................. 11
  7.3       Litigation.................................................... 11
  7.4       Absence of Adverse Governmental Action........................ 11
  7.5       Consents and Approvals........................................ 12
  7.6       Acquisition Closing........................................... 12
  7.7       Related Documents............................................. 12
  7.8       Issuance of Shares............................................ 12
  7.9       Opinion of R. Robert Harris................................... 12
  7.10      Opinion of Counsel............................................ 12
  7.11      Letter of Credit.............................................. 12

ARTICLE 8   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.................. 12

  8.1       Representations and Covenants................................. 12
  8.2       Litigation.................................................... 13
  8.3       Absence of Adverse Governmental Action........................ 13
  8.4       Consents and Approvals........................................ 13
  8.5       Acquisition Closing........................................... 13

ARTICLE 9   INDEMNIFICATION............................................... 13

  9.1       Obligation to Indemnify....................................... 13
  9.2       Notice of Asserted Liability.................................. 13

                                       ii

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  9.3       Opportunity to Defend......................................... 14
  9.4       Injunctive Relief............................................. 14

ARTICLE 10  MISCELLANEOUS................................................. 14

  10.1      Notices....................................................... 14
  10.2      Entire Agreement.............................................. 16
  10.3      Waivers and Amendments; Non-Contractual Remedies;
            Preservation of Remedies...................................... 16
  10.4      Governing Law................................................. 16
  10.5      Arbitration of Disputes....................................... 16
  10.6      Binding Effect; No Assignment................................. 17
  10.7      Counterparts.................................................. 17
  10.8      Schedules and Exhibits........................................ 17
  10.9      Headings...................................................... 17
  10.10     Publicity..................................................... 17
  10.11     Severability.................................................. 17
  10.12     Time of Essence............................................... 17
  10.13     Attorneys' Fees............................................... 17
  10.14     Confidentiality............................................... 18
  10.15     Definitions................................................... 18

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     This STOCK PURCHASE AGREEMENT ("Agreement"), dated as of December 13, 1995, is entered into by and among BLADE ACQUISITION CORP., a Delaware corporation (the "Company"), THIOKOL HOLDING COMPANY, a Delaware corporation ("Holding"), and CARLYLE-BLADE ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Carlyle") (individually, a "Party" and collectively, the "Parties").


                                    RECITALS
                                    --------


     A. WHEREAS, the Company has entered into a Stock Purchase Agreement dated October 12, 1995 (the "Acquisition Agreement") with Pechiney, Pechiney International S.A. and Howmet Cercast S.A., pursuant to which the Company will acquire the Howmet Cercast Group (the "Acquisition") (the meanings of certain capitalized terms used herein are set forth in Exhibit A hereto).

     B. WHEREAS, in order to effectuate the Acquisition, Holding desires to contribute capital to the Company in exchange for the issuance to Holding of 4,900 shares of Common Stock, which will represent 49% of the issued and outstanding Common Stock at Closing and the issuance to Holding of 5,000 shares of Preferred Stock, which will represent 100% of the issued and outstanding Preferred Stock at Closing.

     C. WHEREAS, in order to effectuate the Acquisition, Carlyle desires to contribute capital to the Company in exchange for the issuance to Carlyle of 5,100 shares of Common Stock, which will represent 51% of the issued and outstanding Common Stock at Closing.


                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of the premises and mutual agreements set forth in this Agreement, and subject to the terms and conditions stated herein, the Parties hereby agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF SHARES

     1.1 Stock Purchase. Subject to the terms and conditions contained in this Agreement:

          (a) The Company agrees to issue and sell, and Holding agrees to purchase, 4,900 shares (the "Holding Common Shares") of previously authorized but
                                      1

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unissued  Common Stock at $20,000 per share for a total price of  $98,000,000
(the "Holding Common Stock Purchase Price"); and

          (b) The Company agrees to issue and sell, and Carlyle agrees to purchase, 5,100 shares (the "Carlyle Common Shares") of previously authorized but unissued Common Stock at $20,000 per share for a total price of $102,000,000 (the "Carlyle Common Stock Purchase Price"); and

          (c) The Company agrees to issue and sell, and Holding agrees to purchase, 5,000 shares of previously authorized but unissued Preferred Stock (the "Holding Preferred Shares") at $10,000 per share for a total price of $50,000,000 (the "Holding Preferred Stock Purchase Price").

     1.2 Closing. At the Closing:

          (a) Holding shall pay the Company $98,000,000 and $50,000,000 in Immediately Available Funds for the Holding Common Shares and the Holding Preferred Shares, respectively. Carlyle shall pay the Company $102,000,000 in Immediately Available Funds for the Carlyle Common Shares. The Company shall deliver directly to The First National Bank of Chicago, as Collateral Agent under the Collateral Custodial Agreement, the certificates evidencing the Shares purchased by Carlyle and Holding.

          (b) The form and substance of all certificates, instruments and other documents delivered at the Closing shall be satisfactory in all reasonable respects to Holding, Carlyle and the Company, consistent with the provisions of this Agreement.

     1.3 Closing Date. The Closing shall occur contemporaneously with the closing of the transactions contemplated in the Acquisition Agreement (the "Acquisition Agreement Closing") or such earlier date as may be mutually agreed to in writing by the Parties (the "Closing Date"). The Closing shall take place at the place designated for the closing of the transactions pursuant to the Acquisition Agreement or such other place as may be mutually agreed to in writing by the Parties.

     1.4 Further Assurances. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. Each Party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

     1.5 Restrictions on Transfer

          (a) Holding and Carlyle understand and agree that the Shares they will be acquiring have not been registered under the Securities Act, and that accordingly the Shares will not be transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Holding and Carlyle further understand and agree that the Shares they will be acquiring are subject to certain transfer restrictions set forth in the Shareholders

Agreement. Holding and Carlyle acknowledge that they must bear the economic risk of their investment in the Shares for an indefinite period of time since the Shares have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

          (b) Holding and Carlyle agree with the Company as follows:

               (i) The certificates evidencing the Shares they have agreed to purchase, and each certificate issued in transfer thereof, will bear the following legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

               (ii) The certificates representing the Shares, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

               (iii) Absent an effective registration statement under the Securities Act covering the disposition of the Company's securities acquired by any Party, such Party will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of such securities without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) that such disposition is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirements of) any applicable state securities laws.

               (iv) Holding represents that no part of the funds to be used to purchase the Shares constitutes "plan assets" as defined in Section 3 of ERISA.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     Except as otherwise set forth in any Schedule or other written information (to the extent relevant) delivered to Holding and Carlyle, the Company hereby makes the following representations and warranties to Holding and Carlyle:

     2.1 Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to operate the Business and to own and lease the assets used therein as contemplated by this Agreement and the Related Documents.

     2.2 Certificate of Incorporation and Bylaws. The Company has delivered to Holding and Carlyle true and complete copies of the Certificate of Incorporation (certified by the Secretary of State), Bylaws and the minute book or comparable instruments (certified by the corporate secretary) of the Company as in effect on the date hereof. The minute book of the Company accurately reflects all actions taken at all meetings and consents in lieu of meetings of the Company's shareholders, and all actions taken at all meetings and consents in lieu of meetings of the Company's board of directors and all committees thereof.

     2.3 Execution and Delivery. The Company has the requisite corporate power and authority to execute, deliver and perform the terms of this Agreement, each of the Related Documents and all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or performed by it. This Agreement and the Related Documents have been duly approved by all requisite corporate action of the Company, and when executed and delivered by the Company, each will be duly and properly executed and delivered by the Company and will constitute the legally valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     2.4 No Conflict. The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the acquisition of the Shares contemplated hereby will not (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice of lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which its assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of a court, arbitrator or governmental or regulatory body against, or binding upon, or condition imposed by any governmental or regulatory body, foreign or domestic, binding upon, the Company or its securities, assets or business, or (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or to its securities, assets or business, which conflicts, violations, breaches or defaults in the foregoing clauses would prohibit or restrict the consummation of the acquisition of the Shares contemplated by this Agreement or, individually or in the aggregate, have a material adverse effect on the Company.

     2.5 Capitalization. The authorized capital stock of the Company consists of 25,000 shares of Common Stock of which, as of the date hereof, none are issued and outstanding and 15,000 shares of preferred stock ("Preferred Stock") of which, as of the date hereof, none are issued and outstanding. The Company holds no shares of its capital stock in its treasury. Except as provided in this Agreement, no person has any agreement, subscription, option or warrant or any other right or commitment entitling such person to acquire from the Company any shares of the Company's capital stock or any other securities or other instruments convertible into or exchangeable for any such shares.

     2.6 Title to Shares. Upon delivery of the Holding Common Stock Purchase Price and the Holding Preferred Stock Purchase Price by Holding at the Closing, Holding will acquire the Holding Common Shares and the Holding
Preferred Shares being purchased from the Company free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions (other than restrictions of general applicability imposed by federal and state securities and other laws and those contained in the Shareholders Agreement) and will acquire good and marketable title to such Shares (subject to the above referenced restrictions). Upon delivery of the Carlyle Common Stock Purchase Price by Carlyle at the Closing, Carlyle will acquire the Carlyle Common Shares being purchased from the Company free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions (other than restrictions of general applicability imposed by federal and state securities and other laws and those contained in the Shareholders Agreement) and will acquire good and marketable title to such Shares (subject to the above referenced restrictions).

     2.7 Litigation. The Company is not a party to any litigation, action, suit, proceeding or investigation presently pending or threatened, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, restricting or prohibiting the consummation of the acquisition of the Shares contemplated by this Agreement.

     2.8 Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Documents by the Company and the consummation of the acquisition of the Shares contemplated hereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority.

     2.9 Brokerage. The Company has not engaged or retained any agent, broker, person or firm to act on behalf of it who would be entitled to any commission or broker's or finder's fees from any Party hereto in connection with any of the transactions contemplated herein, other than the firms listed on Schedule 3.7 and Schedule 4.7 hereto which are acting on behalf of the Company.

     2.10 Securities Laws. The offer, issuance and sale of the Shares by the Company are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and will be registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The Company will not take any action that would cause the issuance and delivery of the Shares to constitute a violation of the Securities Act or of any state securities law.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF CARLYLE

     Carlyle represents and warrants to Holding and the Company as follows:

     3.1 Organization, Standing and Authority. Carlyle is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the partnership power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

     3.2 Execution and Delivery. Carlyle has the requisite partnership power and authority to execute, deliver and perform the terms of this Agreement, each of the Related Documents and all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or performed by it. This Agreement and the Related
Documents (to which Carlyle is a party) have been duly approved by all requisite partnership action of Carlyle, and when executed and delivered by Carlyle, will be duly and properly executed and delivered by Carlyle and will constitute the legally valid and binding obligations of Carlyle enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     3.3 No Conflict. The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the acquisition of the Carlyle Shares and the other transactions contemplated hereby and by the Related Documents in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the partnership agreement or organizational documents of Carlyle or any of the partners of Carlyle; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Carlyle is a party or by or to which its assets or properties may be bound or subject or the partnership agreements of the partners of Carlyle; (iii) violate any order, judgment, injunction, award or decree of a court arbitrator or governmental or regulatory body against, or binding upon, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon, Carlyle or the assets or business of Carlyle; or (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Carlyle or to the assets or business of Carlyle.

     3.4 Litigation. Carlyle is not a party to any litigation, action, suit, proceeding or investigation presently pending or threatened, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely decided, would have a material adverse effect on Carlyle's ability to perform its obligations under this Agreement and the Related Documents, or which would restrict or prohibit the consummation of the acquisition of the Carlyle Shares contemplated by this Agreement.

     3.5 Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Documents by Carlyle and the consummation of the transactions contemplated hereby do not require Carlyle to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority.

     3.6 Investment Intent. Carlyle is purchasing the Carlyle Common Shares for its own account for investment and with no present intention of distributing or reselling such shares or any part thereof. Carlyle is fully informed as to the applicable limitations upon any distribution or resale of the Carlyle Common Shares, which have not been registered pursuant to the Securities Act. Carlyle agrees not to distribute or resell any of the Carlyle Common Shares if such distribution or resale would constitute a violation of the Securities Act by Carlyle.

     3.7 Brokerage. Except as set forth on Schedule 3.7 hereto, Carlyle has not engaged or retained any agent, broker, person or firm to act on behalf of Carlyle who would be entitled to any commission or broker's or finder's fees from any Party hereto in connection with any of the transactions contemplated herein.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF HOLDING

     Holding represents and warrants to Carlyle and the Company as follows:

     4.1 Organization, Standing and Authority of Holding. Holding is a corporation duly organized, validly existing and in good standing under the State of Delaware and has the corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

     4.2 Execution and Delivery. Holding has the requisite corporate power and authority to execute, deliver and perform the terms of this Agreement, each of the Related Documents (to which Holding is a party) and all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or performed by it. This Agreement and the Related Documents (to which Holding is a party) have been duly approved by all requisite corporate action of Holding, and when executed and delivered by Holding, will be duly and properly executed and delivered by Holding and will constitute the legally valid and binding obligations of Holding enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     4.3 No Conflict. The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the acquisition of the Holding Common Shares and the Holding Preferred Shares and the other transactions
                                      7
contemplated hereby and by the Related Documents in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the charter or organizational documents of Holding; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Holding is a party or by or to which its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of a court arbitrator or governmental or regulatory body against, or binding upon, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon, Holding or the assets or business of Holding; or (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Holding or to the assets or business of Holding.

     4.4 Litigation. Holding is not a party to any litigation, action, suit, proceeding or investigation presently pending or threatened, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely decided, would have a material adverse effect on Holding's ability to perform its obligations under this Agreement and the Related Documents, or which would restrict or prohibit the consummation of the acquisition of the Holding Common Shares and the Holding Preferred Shares contemplated by this Agreement.

     4.5 Consents and Approvals. The execution, delivery and performance of this Agreement by Holding and the consummation by Holding of the transactions contemplated hereby do not require Holding to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority (except for such disclosure obligations as required by the securities laws).

     4.6 Investment Intent. Holding is purchasing the Holding Common Shares and the Holding Preferred Shares for its own account for investment and with no present intention of distributing or reselling such shares or any part thereof. Holding is fully informed as to the applicable limitations upon any distribution or resale of the Holding Common Shares or the Holding Preferred Shares, which have not been registered pursuant to the Securities Act. Holding agrees not to distribute or resell any of the Holding Common Shares and the Holding Preferred Shares if such distribution or resale would constitute a violation of the Securities Act by Holding.

     4.7 Brokerage. Except as set forth on Schedule 4.7 hereto, Holding has not engaged or retained any agent, broker, person or firm to act on behalf of Holding who would be entitled to any commission or broker's or finder's fees from any Party hereto in connection with any of the transactions contemplated herein.

                                    ARTICLE 5

                                    COVENANTS


     5.1 Expenses. If the Closing occurs, the Company (or a subsidiary of the Company) shall bear all of the Parties' and the Company's legal, accounting, actuarial, investment banking, brokerage and other similar fees and expenses incurred in connection with the Acquisition Agreement and this Agreement and the transactions contemplated thereby, including without limitation the reasonable fees and expenses of Latham & Watkins and Gibson, Dunn & Crutcher and the fees and expenses relating to the establishment, maintenance and termination of the Letter of Credit. If the Closing does not occur, (i) Holding shall bear the fees and expenses of its investment bankers, (ii) Carlyle shall bear the fees and expenses of its investment bankers, and (iii) all other fees and expenses, including reasonable fees and expenses of Latham & Watkins and Gibson, Dunn & Crutcher, and fees and expenses relating to establishing the Letter of Credit and any reimbursement obligations thereunder, shall be divided equally between Holding and Carlyle.

     5.2 Related Documents. Concurrently with the Closing, the Parties to be party thereto will enter into the Shareholders Agreement in the form attached as Exhibit B hereto, the Registration Rights Agreement in the form attached as Exhibit C hereto, the Standstill Agreement in the form attached as Exhibit I hereto and the Collateral Custodial Agreement in the form attached as Exhibit J hereto and the Shares, upon issuance, and stock powers with respect thereto, executed in blank by Carlyle and Holding will be delivered to The First National Bank of Chicago as Collateral Agent under the Collateral Custodial Agreement. Immediately following the Acquisition Agreement Closing (as defined below), the Company shall cause its indirect wholly owned subsidiary, Howmet Corporation, to enter into Management Agreements with Holding and TCG Holdings, L.L.C. in the forms attached hereto as Exhibit D-1 and Exhibit D-2 respectively, and shall cause its indirect wholly owned subsidiary, Howmet Holdings Acquisition Corp., to enter into Transaction Fee Agreements with Thiokol Corporation and TCG Holdings, L.L.C. in the forms attached as Exhibit D-3 and Exhibit D-4 respectively.

     5.3 Preferred Stock. Prior to Closing, the Company will file with the Secretary of State of the State of Delaware the Preferred Stock Certificate of Designations in the form attached as Exhibit E hereto.

     5.4 Stock Ownership. The Company covenants that upon Closing: (a) the shares of Common Stock issued to Holding shall constitute 49% of the issued and outstanding Common Stock of the Company; (b) the shares of Common Stock issued to Carlyle shall constitute 51% of the issued and outstanding Common Stock of the Company; and (c) the shares of Preferred Stock issued to Holding shall constitute 100% of the issued and outstanding Preferred Stock of the Company.

                                  ARTICLE 6

                   CONDITIONS TO THE OBLIGATIONS OF HOLDING


     The obligations of Holding to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

     6.1 Corporate Action. Holding shall have received certified copies of the Company's charter documents (including the Preferred Stock Certificate of Designations and Bylaws) and resolutions of the Company's Board of Directors, in form satisfactory to Holding, approving the execution and delivery of this Agreement, the Related Documents and the transactions contemplated hereby.

     6.2 Representations and Covenants. The representations and warranties of Carlyle and the Company set forth in this Agreement shall be true in all material respects on the Closing Date, except for any activities or transactions which may have taken place after the date of this Agreement which are expressly permitted by this Agreement, and Carlyle and the Company shall have duly performed and complied with in all material respects all covenants, agreements and conditions to be performed or satisfied by Carlyle or the Company on or prior to the Closing Date.

     6.3 Litigation. On the Closing Date, there shall be no litigation, proceeding or investigation pending pertaining to the acquisition of the Shares contemplated by this Agreement which, if decided adversely, would materially affect the ability of the Parties to consummate the acquisition of the Shares contemplated by this Agreement.

     6.4 Absence of Adverse Governmental Action. No action shall have been taken and no statute, rule, regulation or order shall have been enacted or entered by any governmental body, agency or by any court to prohibit or unduly delay consummation of the acquisition of the Shares contemplated by this Agreement.

     6.5 Consents and Approvals. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or governmental agencies required to be obtained with respect to the acquisition of the Shares shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the Parties to carry out the acquisition of the Shares contemplated hereby and Holding shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same.

     6.6 Acquisition Closing. The Acquisition Agreement Closing shall have occurred or shall occur substantially simultaneously with the Closing hereunder.

     6.7 Related Documents. The Shareholders Agreement, the Registration Rights Agreement, the Collateral Custodial Agreement and the Standstill Agreement shall have been simultaneously executed and delivered by the parties thereto and the Shares and stock powers with respect thereto executed in blank by Carlyle and Holding shall, simultaneously therewith, have been delivered to and accepted by the Collateral Agent under the Collateral Custodial Agreement.

     6.8 Preferred Stock Certificate of Designations. The Preferred Stock Certificate of Designations shall have been duly authorized by the Board of Directors of the Company and shall have been filed with the Secretary of State of the State of Delaware.

     6.9 Issuance of Shares. The Company will, simultaneously with the Closing, issue to Carlyle the Carlyle Common Shares against payment in full by Carlyle therefor.

     6.10 Opinion of Counsel. Holding shall have received an opinion from Latham & Watkins, dated as of the Closing Date, in the form of Exhibit F hereto.

     6.11 Letter of Credit. The Letter of Credit shall be returned for cancellation simultaneously with the Closing.


                                  ARTICLE 7

                   CONDITIONS TO THE OBLIGATIONS OF CARLYLE

     The obligations of Carlyle to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Carlyle, to the extent permitted by law:

     7.1 Corporate Action. Carlyle shall have received certified copies of the Company's charter documents (including the Preferred Stock Certificate of Designations and Bylaws) and resolutions of the Company's Board of Directors, in form satisfactory to Carlyle, approving the execution and delivery of this Agreement, the Related Documents and the transactions contemplated hereby.

     7.2 Representations and Covenants. The representations and warranties of Holding and the Company set forth in this Agreement shall be true in all material respects on the Closing Date, except for any activities or transactions which may have taken place after the date of this Agreement which are expressly permitted by this Agreement, and Holding and the Company shall have duly performed and complied with in all material respects all covenants, agreements and conditions to be performed or satisfied by Holding or the Company on or prior to the Closing Date.

     7.3 Litigation. On the Closing Date, there shall be no litigation, proceeding or investigation pending pertaining to the acquisition of the Shares contemplated by this Agreement which, if decided adversely, would materially affect the ability of the Parties to consummate the acquisition of the Shares contemplated by this Agreement.

     7.4 Absence of Adverse Governmental Action. No action shall have been taken and no statute, rule, regulation or order shall have been enacted or entered by any governmental body, agency or by any court with jurisdiction over the transactions
                                      11
contemplated herein, with requisite authority, to prohibit or unduly delay consummation of the acquisition of the Shares contemplated by this Agreement.

     7.5 Consents and Approvals. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or governmental agencies required to be obtained with respect to the acquisition of the Shares shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the Parties to carry out the acquisition of the Shares contemplated hereby and Carlyle shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same.

     7.6 Acquisition Closing. The Acquisition Agreement Closing shall have occurred or shall occur substantially simultaneously with the Closing hereunder.

     7.7 Related Documents. The Shareholders Agreement, the Registration Rights Agreement, the Collateral Custodial Agreement and the Standstill Agreement shall have been simultaneously executed and delivered by the parties thereto and the Shares shall, simultaneously therewith, have been delivered to and accepted by the Collateral Agent under the Collateral Custodial Agreement.

     7.8 Issuance of Shares. The Company will, simultaneously with the Closing, issue to Holding the Holding Common Shares and the Holding Preferred Shares against payment in full by Holding therefor.

     7.9 Opinion of R. Robert Harris. Carlyle shall have received an opinion from R. Robert Harris, General Counsel to Holding, dated as of the Closing Date, in the form of Exhibit G hereto.

     7.10 Opinion of Counsel. Carlyle shall have received an opinion from Gibson, Dunn & Crutcher, dated as of the Closing Date, in the form of Exhibit H hereto.

     7.11 Letter of Credit. The Letter of Credit shall be returned for cancellation and termination simultaneously with the Closing.


                                  ARTICLE 8

                 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company, to the extent permitted by law:

     8.1 Representations and Covenants. The representations and warranties of Holding and Carlyle set forth in this Agreement shall be true in all material respects on the Closing Date, except for any activities or transactions which may have taken place after the date of this Agreement which are expressly permitted by this Agreement, and Holding and Carlyle shall have duly performed and complied with in all material respects all covenants, agreements and conditions to be performed or satisfied by Holding and Carlyle on or prior to the Closing Date.

     8.2 Litigation. On the Closing Date, there shall be no litigation, proceeding or investigation pending pertaining to the acquisition of the Shares contemplated by this Agreement which, if decided adversely, would materially affect the ability of the Parties to consummate the acquisition of the Shares contemplated by this Agreement.

     8.3 Absence of Adverse Governmental Action. No action shall have been taken and no statute, rule, regulation or order shall have been enacted or entered by any governmental body, agency or by any court with jurisdiction over the transaction contemplated herein, with requisite authority, to prohibit or unduly delay consummation of the acquisition of the Shares contemplated by this Agreement.

     8.4 Consents and Approvals. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or governmental agencies required to be obtained with respect to the acquisition of the Shares shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the Parties to carry out the acquisition of the Shares contemplated hereby and the Company shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same.

     8.5 Acquisition Closing. The Acquisition Agreement Closing shall have occurred or shall occur substantially simultaneously with the Closing hereunder.


                                  ARTICLE 9

                               INDEMNIFICATION


     9.1 Obligation to Indemnify. Each of the Parties agrees to indemnify, defend and hold harmless the other Parties (and their directors, officers, employees, Affiliates and assigns) from and against all Losses, in excess of amounts received or receivable from insurance proceeds, based upon a General Claim with respect to such indemnifying Party.

     9.2 Notice of Asserted Liability. Promptly after becoming aware of or receiving notice of any demand, claim or circumstance from a third party which, with the lapse of time, would give rise to a Loss (an "Asserted Liability") attributable to a General Claim, the Party receiving such notice or becoming aware of a Loss (the "Indemnitee") shall give notice thereof to any other Party(ies) required to make indemnification with respect thereto
(the "Indemnitor"). The notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by Indemnitee.

     9.3 Opportunity to Defend. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that Indemnitor may not compromise or settle any Asserted Liability without the consent of Indemnitee unless such compromise or settlement requires no more than a monetary payment for which Indemnitee and any other indemnifiable parties hereunder are fully indemnified or involves other matters not binding upon Indemnitee or such other indemnifiable parties. If Indemnitor elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify Indemnitee of its intent to do so, and Indemnitee shall cooperate in the compromise of, or defense against, such Asserted Liability. If Indemnitor so elects, Indemnitor shall be obligated to defend such Asserted Liability until either (a) Indemnitor and Indemnitee agree otherwise or (b) an arbitrator determines pursuant to Section 11.5 that Indemnitor does not have an obligation to indemnify Indemnitee. If Indemnitor elects not to compromise or defend any Asserted Liability, fails to notify Indemnitee of its election as herein provided or contests its obligation to indemnify under
Section 9.1 hereof, Indemnitee may pay, compromise or defend such Asserted Liability in respect of any Asserted Liability for which Indemnitor may have an indemnification obligation under Section 9.1, without prejudice to any right it may have hereunder. The Party which elects to compromise or defend any Asserted Liability pursuant to the foregoing provisions shall control the matter subject to such provisions. In any event, any of the Parties may participate, at their own expense, in the defense of any Asserted Liability in respect of any Asserted Liability for which such person may have an indemnification obligation under Section 9.1. If any Party chooses to defend or participate in the defense of any Asserted Liability, it shall have the right to receive from the other Party(ies) any books, records or other documents within such Party's control and reasonable access to such Party's employees, that are necessary or appropriate for such defense.

     9.4 Injunctive Relief. In addition to any rights or remedies available by law, the Parties shall have the right to seek injunctive relief, declaratory relief or specific performance as remedies.


                                  ARTICLE 10

                                MISCELLANEOUS


     10.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested, if also sent by facsimile transmission (if available at the office of the recipient), as follows:

                                    If to Carlyle, to:

                                    Carlyle-Blade Acquisition Partners, L.P.
                                    1001 Pennsylvania Avenue
                                    Suite 220 South
                                    Washington, D.C. 20004-2505
                                    Attention:  William E. Conway, Jr.
                                    Telecopier: (202) 347-1818

                                    with a copy to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C.  20004
                                    Attention:  Bruce E. Rosenblum
                                    Telecopier:  (202) 637-2201

                                    If to Blade Acquisition Corp., to:

                                    Blade Acquisition Corp.
                                    c/o The Carlyle Group, L.P.
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 220 South
                                    Washington, D.C.  20004
                                    Attention:  William E. Conway, Jr.
                                    Telecopier:  (202) 347-1818

                                    with a copy to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C.  20004
                                    Attention:  Bruce E. Rosenblum
                                    Telecopier:  (202) 637-2201

                                    If to Holding, to:

                                    Thiokol Corporation
                                    2475 Washington Boulevard
                                    Ogden, UT  84401-2398
                                    Attention:   R. Robert Harris,
                                                 Corporate Vice President
                                                 and General Counsel
                                    Telecopier:  (801) 629-2420
                                    with a copy to:

                                    Gibson, Dunn & Crutcher
                                    333 South Grand Avenue
                                    Los Angeles, CA 90071
                                    Attention:   Steven Meiers
                                    Telecopier:  (213) 229-7520

     Any Party, by notice given in accordance with this Section 10.1 to the Parties, may designate another address or person for receipt of notices or copies thereof hereunder.

     10.2 Entire  Agreement.  This  Agreement  (including  the  Exhibits  and
Schedules hereto) contains the entire agreement among the Parties with respect to the subject matter hereof and thereof, including without limitation purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     10.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise expressly stated herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to any conflict of laws principles of such state which might require application of the law of a different jurisdiction), except as to any matters relating to corporate governance or the capital stock of the Company, which shall be governed by the law of the State of Delaware.

     10.5 Arbitration of Disputes. Any controversy or claim arising out of this Agreement, or any breach of this Agreement, including any controversy or claim as to arbitrability or rescission, shall be settled by arbitration in accordance with the commercial arbitration rules of the Judicial Arbitration and Mediation Service.

          (a) Such arbitration shall be conducted in the District of Columbia.

          (b) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages.

          (c) Any Party may pursue the remedy of specific performance of the Agreement or seek a preliminary or permanent injunction against the breach of the Agreement or in aid of the exercise of any power granted hereunder, or any combination thereof in any of the federal courts located within the District of Columbia without resort to arbitration.

          (d) The Parties hereby consent to the jurisdiction of the federal courts located within the District of Columbia or, as to the Standstill Agreement, the Delaware Chancery Court, for all purposes.

     10.6 Binding Effect; No Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any Party without the written consent of the other Parties. Any such assignment or attempted assignment in violation of the foregoing shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns and legal representatives.

     10.7 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.

     10.8 Schedules and Exhibits. The Schedules and Exhibits are a part of this Agreement as if fully set forth herein, provided that the Related Agreements are each self-contained agreements. All references herein to articles, sections, paragraphs, Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     10.9 Headings. The headings in the Agreement are for reference only and shall not affect the interpretation of this Agreement.

     10.10 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Parties, unless such notices or other publicity are mandated by law or are of the type specified in clause (d) of
Section 10.14.

     10.11 Severability. If any portion of this Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall be valid and enforceable.

     10.12 Time of Essence. Time is of the essence for each and every provision of this Agreement.

     10.13 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     10.14 Confidentiality. All information disclosed by any Party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other Party (or its representatives), if such information is presented in writing and has been designated in writing as confidential, shall be kept confidential by such other Party and its representatives and shall not be used other than as contemplated by this Agreement, except (a) to the extent that such information (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources, or (iii) is necessary or appropriate to disclose to a governmental entity having jurisdiction over a Party, or (b) as may otherwise be required by law, or (c) to the extent such duty as to confidentiality is waived in writing by the other Parties, or (d) as reasonably necessary to obtain approvals and consents relating to the transactions contemplated hereunder. If the Closing does not occur, each Party shall use all reasonable efforts to return upon written request from the other Parties all documents (and reproductions thereof) received by it or its representatives from the other Parties (and, in the case of reproductions, all such reproductions made by the receiving Party) that include information not within the exceptions contained in the first sentence of this section, unless the recipient provides assurances reasonably satisfactory to the requesting Party that such documents have been destroyed.

     10.15 Definitions. As used in this Agreement, the terms set forth in Exhibit A hereto shall have the meanings set forth therein.

     IN WITNESS WHEREOF, Carlyle, the Company and Holding have duly executed and delivered this Agreement as of the date first above written.

                        "Carlyle"

                         CARLYLE-BLADE ACQUISITION
                         PARTNERS, L.P., a Delaware limited
                         partnership

                         By:      Carlyle Partners II, L.P.
                         Its:     General Partner

                         By:      TC Group, L.L.C.
                         Its:     General Partner

                         By:      TCG Holdings, L.L.C.
                         Its:     Managing Member


                         By: ________________________________________________
                         Its:________________________________________________


                         "Company"

                          BLADE ACQUISITION CORP.,
                          a Delaware corporation


                          By:________________________________________________
                          Its:_______________________________________________


                          "Holding"

                           THIOKOL HOLDING COMPANY,
                           a Delaware corporation


                           By:_______________________________________________
                           Its:______________________________________________

                                  EXHIBIT INDEX
                                  -------------


         Exhibit A      -       Definitions

         Exhibit B      -       Shareholders Agreement

         Exhibit C      -       Registration Rights Agreement

         Exhibit D-1    -       Holding Management Agreement

         Exhibit D-2    -       TCG Management Agreement

         Exhibit D-3    -       Thiokol Transaction Fee Agreement

         Exhibit D-4    -       TCG Transaction Fee Agreement

         Exhibit E      -       Preferred Stock Certificate of Designations

         Exhibit F      -       Opinion of Latham & Watkins

         Exhibit G      -       Opinion of R. Robert Harris

         Exhibit H      -       Opinion of Gibson, Dunn & Crutcher

         Exhibit I      -       Standstill Agreement

         Exhibit J      -       Collateral Custodial Agreement


                                SCHEDULE INDEX


         Schedule 3.7   -        Brokers Retained by Carlyle

         Schedule 4.7   -        Brokers Retained by Holding

                                 EXHIBIT "A"


                                 DEFINITIONS


     (a) "Acquisition Agreement" means the Stock Purchase Agreement, dated as of October 12, 1995, among Pechiney, Pechiney International S.A., Howmet Cercast S.A. and Blade Acquisition Corp.

     (b) "Acquisition Agreement Closing" means the closing of the acquisition of Howmet Cercast Group's securities as contemplated in the Acquisition Agreement.

     (c) "Affiliate" or "Affiliates" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     (d) "Carlyle Common Shares" means the 5,100 shares of Common Stock to be acquired by Carlyle from the Company.

     (e) "Closing" means the consummation of the transactions contemplated in
Section 1.2.

     (f) "Common Stock" means the voting common stock, par value $.01 per share, of the Company.

     (g) "Company" means Blade Acquisition Corp., a Delaware corporation, and where appropriate, its Subsidiaries (provided that no such Subsidiary is a party to or has any rights or obligations under this Agreement).

     (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     (i) "General Claim" means with respect to any Party any claim based upon, arising out of or otherwise in respect of any inaccuracy or omission from any representation or warranty made by such Party, or any breach of any covenant or agreement of such Party contained in this Agreement or the Related Documents.

     (j) "Holding Common Shares" means the 4,900 shares of Common Stock to be acquired by Holding from the Company.

     (k) "Holding Preferred Shares" means the 5,000 shares of Preferred Stock to be acquired by Holding from the Company.


                          Exhibit "A" - Page 1 of 3

     (l) "Howmet  Cercast Group" means Pechiney  Corporation,  Howmet Cercast
(USA), Inc., Howmet Cercast (Canada), Inc., Financiere d'Ocquier S.A., and their Subsidiaries, together with their successors and assigns.

     (m) "Immediately Available Funds" means a wire transfer of immediately available funds to a deposit account designated by the recipient or delivery of a certified or bank cashier's check in same day funds.

     (n) "Letter of Credit" means the $10 million letter of credit issued by The First National Bank of Chicago in favor of the Company, which letter of credit was delivered by Holding pursuant to the Acquisition Agreement.

     (o) "Losses" or "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered.

     (p) "Management Agreements" means the two agreements dated as of the Closing Date, one of which is between Howmet Corporation, a Delaware corporation ("Howmet Corporation") and Holding, and the other of which is between Howmet Corporation and TCG Holdings, L.L.C.

     (q) "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     (r) "Preferred Stock" means the 9.0% Series A Cumulative Preferred Stock
having  the  terms  set  forth  in  the  Preferred   Stock   Certificate   of
Designations.

     (s) "Preferred Stock Certificate of Designations" means the certificate of designations, preferences and relative, participating, optional and other special rights of preferred stock and qualifications, limitations and restrictions thereof of 9.0% Series A Cumulative Preferred Stock of the Company, in the form attached hereto as Exhibit E.

     (t) "Related Documents" means the Shareholders Agreement, the Acquisition Agreement, the Registration Rights Agreement, the Management Agreements, the Transaction Fee Agreements, the Standstill Agreement and the Collateral Custodial Agreement (together, the "Related Agreements") and any exhibits or schedules attached thereto and any documents or instruments executed or delivered pursuant to any of the foregoing agreements.

     (u) "Securities Act" means the Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder.

                          Exhibit "A" - Page 2 of 3

     (v) "Shareholders Agreement" means the agreement dated as of the Closing Date, among Carlyle, the Company and Holding in the form attached as Exhibit B.

     (w) "Shares" means collectively the 4,900 shares of Common Stock and the 5,000 shares of Preferred Stock to be acquired by Holding from the Company and the 5,100 shares of Common Stock to be acquired by Carlyle from the Company.

     (x) "Standstill Agreement" shall mean that Standstill Agreement dated as of the Closing Date, by and among Holding, Thiokol Corporation, Carlyle, Carlyle Partners II, L.P., Carlyle Partners III, L.P., TC Group, L.L.C. and TCG Holdings, L.L.C.

     (y) "TCG Holdings, L.L.C." means a Delaware limited liability company and the managing member of TC Group, L.L.C.

     (z) "TC Group, L.L.C." means a Delaware limited liability company and the general partner of the general and limited partners of Carlyle.

     (aa) "Transaction Fee Agreements" means the two agreements dated as of the Closing Date, one of which is between Howmet Holdings Acquisition Corp., a Delaware corporation, and the other of which is between Howmet Holdings Acquisition Corp. and TCG Holdings, L.L.C.


                            Exhibit "A" - Page 3 of 3

                                   EXHIBIT "B"
                                   ----------


                             SHAREHOLDERS AGREEMENT
                             ----------------------

                                   EXHIBIT "C"
                                   -----------


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                   EXHIBIT "D"
                                   -----------


                   MANAGEMENT AND TRANSACTIONS FEE AGREEMENTS
                   ------------------------------------------

                                   EXHIBIT "E"
                                   -----------


                   PREFERRED STOCK CERTIFICATE OF DESIGNATIONS
                   -------------------------------------------

                                   EXHIBIT "F"
                                   -----------


                           OPINION OF LATHAM & WATKINS
                           ---------------------------

                                   EXHIBIT "G"
                                   -----------


                           OPINION OF R. ROBERT HARRIS
                           ---------------------------

                                   EXHIBIT "H"
                                   -----------


                       OPINION OF GIBSON, DUNN & CRUTCHER
                       ----------------------------------

                                    EXHIBIT I
                                    ---------


                              STANDSTILL AGREEMENT
                              --------------------

                                    EXHIBIT J
                                    ---------


                         COLLATERAL CUSTODIAL AGREEMENT
                         ------------------------------

                                  SCHEDULE 3.7
                                  ------------

                           BROKERS RETAINED BY CARLYLE
                           ---------------------------


                  1.       Credit Lyonnais

                  2.       Rothschild, Inc.

                                  SCHEDULE 4.7
                                  ------------


                           BROKERS RETAINED BY HOLDING
                           ---------------------------


                  1.       Lehman Brothers





                            SHAREHOLDERS AGREEMENT

                                 By and Among

                           THIOKOL HOLDING COMPANY

                   CARLYLE-BLADE ACQUISITION PARTNERS, L.P.

                                     and

                           BLADE ACQUISITION CORP.


                        Dated as of December 13, 1995

                            SHAREHOLDERS AGREEMENT
                            ----------------------


     THIS SHAREHOLDERS AGREEMENT ("Agreement") dated as of December 13, 1995, is entered into by and among BLADE ACQUISITION CORP., a Delaware corporation (the "Company"), THIOKOL HOLDING COMPANY, a Delaware corporation ("Holding"), and CARLYLE-BLADE ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Carlyle") (individually, a "Party" and collectively, the "Parties"), with reference to the following facts:

     A. Holding, Carlyle and the Company are, simultaneously with the execution and delivery of this Agreement, entering into that certain Stock Purchase Agreement dated as of December 13, 1995 (the "Stock Purchase Agreement") with respect to the issuance, purchase and sale of the Shares (the meanings of certain terms used herein are set forth in Exhibit A hereto).

     B. As an inducement to and a condition of Holding's and Carlyle's purchases of the Shares from the Company, the Parties are entering into this Agreement and the Related Documents and, by doing so, among other things, are providing Holding with a Call Option hereunder.

     C. Carlyle and Holding, being the holders of all of the outstanding shares of Common Stock of the Company, deem it in their best interests and in the best interests of the Company to provide for the consistent and uniform management of the Company and desire to enter into this Agreement in order to effectuate that purpose and to set forth their respective rights and obligations in connection with their investment in the Company.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in this Agreement, and subject to the terms and conditions stated herein, the Parties hereby agree as follows:

                                  ARTICLE 1

                                  MANAGEMENT

     1.1 Conduct of Business.

          (a) Unless otherwise authorized by a Board Super Majority Vote, the business and affairs of the Company shall be managed by its Board of Directors in substantially the manner in which the Business was conducted prior to the date the Business was transferred to the Company pursuant to the Acquisition Agreement.


          (b) Even if a vote of the Board of Directors may not be required under applicable law for any of the following, from the date hereof until a date which is the earlier of (i) the sixth anniversary of the Closing Date or, if later, the day after the last date on which Shares may be acquired by Holding pursuant to the Call Option (defined below), or (ii) the date the Board Super Majority Vote provisions are terminated in accordance with Section 1.1(c) below (the "Voting Rights Termination Date"), the Company shall not, and shall not permit any Subsidiary to (unless such action set forth below is expressly limited to the Company), take any of the following actions without the approval of a Board Super Majority Vote (except for such actions contemplated by the Acquisition Agreement or the Structure Memorandum and that shall be completed substantially concurrently with the closing under the Acquisition Agreement):

               (i) Sell, issue, redeem or repurchase Securities, except as permitted by clause (ii) of this Section 1.1(b);

               (ii) Declare any dividend or distribution with respect to the capital stock of the Company (other than dividends payable in kind on Preferred Stock initially issued to Holding under the Stock Purchase Agreement and on shares of Preferred Stock so issued as dividends in kind, in accordance with the terms of the Preferred Stock Certificate of Designations);

               (iii) Conduct a business other than the Business;

               (iv) Establish or approve any of the Company's (x) annual capital expenditure budget, (y) annual operating plan or (z) three-year business plan;

               (v) Sell, purchase, lease, exchange or otherwise acquire assets (including securities) in a single transaction or a series of related transactions, if such assets constitute or would constitute substantial assets of the Company or any direct or indirect Subsidiary of the Company (except purchases of supplies and equipment and other transactions, such as temporary investments in cash equivalents, made in the ordinary course of business) or redeem Preferred Stock other than pursuant to a Mandatory Redemption Obligation (as defined in and provided for under the Preferred Stock Certificate of Designations);

               (vi) Merge or consolidate with any other Person;

               (vii) Dissolve or liquidate;

               (viii) File a voluntary bankruptcy petition or voluntarily institute a similar proceeding;

               (ix) Enter into transactions with Carlyle or Holding or their respective Affiliates (other than as contemplated by the Management Agreements and the Transaction Fee Agreements);

               (x) Settle or compromise legal actions, tax claims or audit adjustments in amounts in excess of $500,000;

               (xi) Make initial and subsequent elections or appointments of Management, any other officer of the Company or, except as provided in Section 2.4, any director of any Subsidiary, or permit any Subsidiary to have any director or executive officer not so approved;

               (xii)  Amend  or  restate   the   Company's   Certificate   of
          Incorporation or Bylaws, provided that any such amendment shall be subject to Section 2.1(b);

               (xiii) Enter into any agreement, other than the Registration Rights Agreement among the Company, Holding and Carlyle, to register or qualify any securities (including the Securities) under the Securities Act or any state securities laws or file any registration statement under the Securities Act;

               (xiv) Incur new Indebtedness in excess of $5,000,000 (other than draws on existing revolving credit facilities in the ordinary course of business), or refinance existing Indebtedness in excess of $5,000,000; (xv) Select independent accountants or make a significant change in accounting or tax principles;

               (xvi) Implement or amend executive compensation and employee benefit programs;

               (xvii) Change the size of the Board of Directors; and

               (xviii) Cause or permit the Company or any of its subsidiaries to enter into contractual obligations outside of the ordinary course of business.

          (c) The Board Super Majority Vote provisions may be terminated (i) by Carlyle, as provided in the last sentence of Section 3.8 or if at any time Holding and its Affiliates together own both (A) less than 15% of the outstanding Common Stock of the Company and (B) no Preferred Stock and (ii) by Holding, if at any time Carlyle and its Affiliates together own less than 15% of the outstanding Common Stock of the Company.

                                  ARTICLE 2

                              BOARD OF DIRECTORS

     2.1 Appointment and Elections.

          (a) Effective on the Closing Date, the Company's Board of Directors shall have seven directors, consisting of (i) the Chief Executive Officer of the Company, (ii) three individuals designated by Holding and
     (iii) three individuals designated by Carlyle.

          (b) Subject to Section 2.3, each Party agrees to vote all shares of Common Stock owned or held of record by such Party at each election of directors of the Company after the Closing Date to elect three designees of Holding, three designees of Carlyle and the Chief Executive Officer of the Company. In the event the Company, with a Board Super Majority Vote, desires to increase the number of authorized directors of the Company beyond the foregoing, any such increase shall be in at least multiples of two directors and Holding and Carlyle shall have the right to designate one director each for each two additional authorized directors and the Parties agree to vote their shares of Common Stock accordingly.

     2.2 Removal. If a director of the Company (i) has been designated by Holding and Holding requests by written notice to Carlyle and the Company that such director be removed (with or without cause), or (ii) has been designated by Carlyle and Carlyle requests by written notice to Holding and the Company that such director be removed (with or without cause), then such director shall be removed, with or without cause, and each Party hereby agrees to vote all shares of Common Stock owned or held of record by it to effect such removal. Notwithstanding the foregoing, no director designated by a Party shall be removed without the prior written consent of that Party.

     2.3 Vacancies. In the event that a vacancy is created on the Board of Directors of the Company at any time by death, disability, retirement, resignation, removal (with or without cause) or any other reason, each Party hereby agrees to vote all shares of Common Stock owned or held of record by it for the individual designated to fill such vacancy by the Party whose previously designated director vacated the Board of Directors of the Company; provided, that such designee may not previously have been a director of the Company or any of the Company's Subsidiaries who was removed for cause.

     2.4 Directors of Certain Subsidiaries. Following the Acquisition Agreement Closing Date, the Parties agree to take all necessary action to cause the Board of Directors of each of Pechiney Corporation and Howmet Corporation to have at all times three authorized directors consisting of (i) the Chief Executive Officer of the Company, (ii) one individual designated by Holding and (iii) one individual designated by Carlyle.

     2.5 Termination. The obligations of the Shareholders under Sections 2.1 through 2.4 shall terminate on the Voting Rights Termination Date.

     2.6 Cumulative Voting. Subject to the last sentence of Section 3.8, as long as both Carlyle and its Affiliates, on the one hand, and Holding and its Affiliates, on the other, own at least one-half of the Shares of Common Stock issued to Carlyle or Holding, respectively, under the Stock Purchase
Agreement, neither Carlyle nor Holding will, or will permit its Affiliates to, take any action to amend the Company's Certificate of Incorporation to eliminate cumulative voting as to the Common Stock.


                                  ARTICLE 3

                           TRANSFERS OF SECURITIES

     3.1 General Restriction. No Shareholder shall sell, transfer, assign, pledge, hypothecate or in any way alienate ("Transfer") any Securities without complying with the terms of Section 3.2, Section 3.4 and Section 6.2 below.

     3.2 Right of Approval. Until the sixth anniversary of the Closing Date (or, if later, the day after the last day on which Holding may purchase the Call Option Shares pursuant to the Call Option), no Shareholder shall Transfer any outstanding Securities without the consent of Carlyle and Holding (which consent may be withheld by Carlyle or Holding in its sole and absolute discretion), other than in an Affiliate Transfer (as defined below) made in strict compliance with Section 3.4 or pursuant to Article 5 or the Call Option. No Party may Transfer any outstanding Securities (i) if such Transfer would cause a default under, or trigger a change of control repurchase obligation with respect to, the Senior Debt or the Senior Subordinated Notes without obtaining the consent of Carlyle and Holding unless adequate provision is made by the Company for the refinancing or repayment of such indebtedness on terms not significantly more disadvantageous to the Company than those of the refinanced indebtedness after giving effect to any prepayment, make whole or similar premium or penalty or (ii) if such Transfer would require the Preferred Stock to be redeemed pursuant to the Preferred Stock Certificate of Designations, unless the holders of 100% of the Preferred Stock have consented to such Transfer or the Preferred Stock will be redeemed (or purchased) at the Mandatory Redemption Price (as defined in the Preferred Stock Certificate of Designations) concurrently with such Transfer.

     3.3 Legend. All certificates representing Securities issued to a Shareholder shall bear the following legend in addition to any other legend required by law or by another provision of this or any other agreement:

     "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OR ANY OTHER ALIENATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDERS OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS AND OTHER MATTERS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 13, 1995. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY

     WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BLADE ACQUISITION CORP."

     3.4 Certain Restrictions. Notwithstanding any other provision of this Agreement to the contrary, no Transfer of Securities (other than a Public Transfer or a Transfer pursuant to Section 6.1) may be effected unless and until the intended transferee(s) has acknowledged that the Securities to be transferred are being transferred subject to the Security Interest created by
Article 5 hereto, and the intended transferee(s) has agreed to be bound by the provisions of this Agreement (including, without limitation, those related to Security Interests, the Call Option, the Co-Sale Rights, Transfers and the Tag-Along Rights to the extent then applicable), in writing in a form reasonably satisfactory to Holding and Carlyle. In addition, until the sixth anniversary of the Closing Date (or, if later, the day after the last day on which Holding may purchase the Call Option Shares pursuant to the Call Option), no Transfer of Securities may be effected unless and until (i) the Security Interest in the transferred Securities continues at all times and remains after the Transfer a perfected, first priority security interest in the transferred Securities, securing the obligations under Articles 3, 4 and 5 and (ii) the non-transferring Shareholder receives an opinion of counsel of national repute to the transferring Shareholder (which counsel and opinion shall be reasonably satisfactory to the non-transferring Shareholder) to the effect that the agreement of the transferee is enforceable against it in accordance with its terms and as to matters set forth in clause (i) above (provided that such opinion may contain qualifications and exceptions no greater than those contained in the similar opinion set forth as Exhibit F to the Stock Purchase Agreement). Each such transferee shall succeed to the obligations, and the rights, of the transferring Shareholder hereunder; provided, however, that the rights to designate directors under Article 2 will not be transferable without the consent of Shareholders holding 85% or more of the outstanding shares of Common Stock.

     3.5 Exempt Transfers. The provisions of Section 3.2 and Section 6.2 shall not apply to (i) the Transfer of Securities by a Shareholder to any of its Affiliates (an "Affiliate Transfer") (provided that the provisions of Section 3.4 have been strictly complied with and that no more than ten (10) Affiliates of Carlyle or ten (10) Affiliates of Holding own Securities at any one time) or (ii) the Transfer of Securities by a Shareholder in a distribution to the public pursuant to an effective registration statement under the Securities Act (a "Public Transfer"); provided that such Public Transfer occurs following the sixth anniversary of the Closing Date or, if later, the day after the last date on which Holding may acquire Shares pursuant to the Call Option (an Affiliate Transfer and a Public Transfer being collectively referred to as an "Exempt Transfer").

     3.6 Improper Transfer. Any attempted Transfer of any Securities not in accordance with the provisions of this Article 3 shall be null and void and neither the Company nor any transfer agent of such Securities shall give any effect to such attempted Transfer. Except for Transfers pursuant to Section 6.1, notwithstanding anything to the contrary in this Agreement, as long as Holding or its Affiliates own 25% or more of the Common Stock or any of the Preferred Stock of the Company, under no circumstances may Carlyle (or any Affiliate of Carlyle) Transfer any Securities to any person who, at the time of the Transfer, Beneficially Owns 5% or more of any class of securities of Thiokol
                                      6

Corporation, without the prior written consent of Holding, which consent may be withheld by Holding in its sole and absolute discretion.

     3.7 Beneficial Ownership of Carlyle. Without the consent of Holding, Carlyle will not permit a change in the Beneficial Ownership of Carlyle or an Affiliate transferee of Carlyle if such change (i) would cause a default under, or trigger a change of control repurchase obligation with respect to, the Senior Debt or the Senior Subordinated Notes unless adequate provision is made by the Company for the refinancing or repayment of such indebtedness on terms not significantly more disadvantageous to the Company than those of the refinanced indebtedness after giving effect to any prepayment, make whole or similar premium or penalty or (ii) if such Transfer occurs during the six-year period following the Closing Date and would result in TCG Holdings, L.L.C. and its Affiliates ceasing to have an economically meaningful stake in the Company. In addition, if during the three year period following the Closing Date, there occurs a change in the ultimate Beneficial Ownership of TCG Holdings, L.L.C. of more than 50% as a result of a single transaction (or series of related transactions), from and after such change in Beneficial Ownership, Holding shall have the immediate right to exercise the Call Option in accordance with Article 4.

     3.8 Beneficial Ownership of Holding. Without the consent of Carlyle, Holding will not permit a change in the Beneficial Ownership of Holding, if such change would (i) cause a default under, or trigger a change of control repurchase obligation with respect to, the Senior Debt or the Senior Subordinated Notes unless adequate provision is made by the Company for the refinancing or repayment of such indebtedness on terms not significantly more disadvantageous to the Company than those of the refinanced indebtedness after giving effect to any prepayment, make whole or similar premium or penalty or (ii) if such Transfer occurs during the six-year period following the Closing Date and as a result of such Transfer, Thiokol Corporation ceases to have a controlling interest in Holding or such Affiliate transferee of Holding. If there is a Change of Control of Thiokol Corporation then (i) the Board Super Majority Vote provisions will terminate and (ii) Holding and Carlyle will vote, and cause their affiliates to vote, their shares of Common Stock of the Company to amend the Certificate of Incorporation of the Company to eliminate cumulative voting.


                                  ARTICLE 4

                                 CALL OPTION

     4.1 Call Option. Carlyle hereby grants to Holding during the Option Period an option (the "Call Option") to purchase all, but not less than all (except to the extent that failure to purchase less than all is due to the fault or the failure of the seller obligated to do so), shares of Common Stock (the "Call Option Shares") purchased by Carlyle pursuant to the Stock Purchase Agreement (adjusted to reflect stock splits, subdivisions, combinations or similar transactions) at the Call Price (as hereinafter defined).

     4.2 Term of Call Option. Subject to the last sentence of Section 3.7, the time period (the "Option Period") during which Holding may exercise the Call Option shall commence on the day following the third anniversary of the Closing Date and shall end on the sixth anniversary of the Closing Date; provided, however, that if Holding has provided a Valuation Notice in accordance with Section 4.5 below with respect to a Valuation Date falling within the Option Period, then Holding shall be entitled to exercise the Call Option in accordance with Section 4.6(a) below with respect to the Written Determination delivered pursuant to such Valuation Notice, whether or not the date of such exercise occurs subsequent to the Option Period.

     4.3  Call Price. The Call Price shall be equal to the greater of:

          (a) $102,000,000 (the "Base Price"), compounded at an annual rate of XX percent (XX%), calculated based on the time elapsed between the Closing Date and the Option Closing Date; and

          (b) the sum obtained by multiplying "A" times "B" where "A" is a fraction, the numerator of which is the number of Call Option Shares
     being   purchased  and  the  denominator  of  which  is  the  number  of outstanding shares of Common Stock and "B" is the sum of (i) the Fair Market Value (as determined pursuant to the provisions of Section 4.4 below) of the Company on the Valuation Date, plus (or minus) (ii) an amount equal to the increase (decrease) in the Shareholder's Equity of the Company from the Valuation Date to the option Closing Date (the "Net Worth Adjustment").

     4.4 Fair Market Value. In order to determine from time to time the Fair Market Value of the Company for purposes of permitting Holding to determine whether to exercise the Call Option, upon receipt of a Valuation Notice (as hereinafter defined), Holding and Carlyle shall use their reasonable best efforts to mutually agree on the Fair Market Value of the Company, determined as provided in Section 4.4(b), as of the Valuation Date. In the event they are unable to agree within ten business days of the date of the Valuation Notice (the "Consultation Period"), then the Fair Market Value of the Company shall be determined by appraisal pursuant to this Section, as follows:

          (a) The Fair Market Value of the Company shall be determined for the relevant Valuation Date by an appraiser mutually acceptable ("Agreed Appraiser") to Holding and Carlyle. The determination of the Fair Market Value of the Company by the Agreed Appraiser shall be final and binding. If Holding and Carlyle are unable to agree on an Agreed Appraiser within ten business days following expiration of the Consultation Period, Holding and Carlyle shall each name an appraiser within ten business days thereafter and each such appraiser shall conduct an appraisal under
     Section 4.4(b). If either Holding or Carlyle fails to name an appraiser during such time period, the determination of the appraiser selected by the other of Holding and Carlyle shall be final and binding. If two appraisers are named, and if the lower of the two resulting appraisals is ninety-five percent or more of the higher appraisal, the Fair Market Value of the Company shall be the average of the two appraisals. If two appraisers are named and if the lower of the two resulting appraisals is less than ninety-five percent of the higher appraisal, the original appraisers shall appoint a third appraiser within ten business days after receipt of the later appraisal, whose determination of Fair Market Value, if between the two prior appraisals, shall be final and binding. Otherwise, Fair Market Value of the Company shall be the average of the third appraisal and the appraisal that is closest in dollar amount to it. In the event that Holding elects to exercise the Call Option, Carlyle shall bear the fees and expenses of the appraiser it designated, if any, Holding shall bear the fees and expenses of the appraiser it designated, if any, and Carlyle and Holding will each pay one-half of the fees and expenses of any other appraiser named pursuant to this Section 4.4(a). If Holding does not elect to exercise the Call Option, Holding shall bear the reasonable fees and expenses of the appraisers named pursuant to this
     Section 4.4(a).

          (b) The Fair Market Value of the Company as of the Valuation Date shall be determined, assuming that the Preferred Stock will have been redeemed on the day before the Valuation Date and after giving due regard to the then consolidated assets, liabilities, contingencies, earnings and prospects of the Company and any other factors the appraiser(s) deem relevant, using accepted valuation practices. In determining the Fair Market Value of the Company, the appraiser(s) appointed under this Agreement shall set forth their determination in writing together with their opinions and the consideration upon which the opinions are based (a "Written Determination"), with a signed counterpart to be delivered to each Shareholder within sixty days of commencing appraisal. The Company shall provide access to the appraisers to all of its and its Subsidiaries' records, except as restricted by law, and to the Company's and its Subsidiaries' employees, in order to enable the appraisers to make their determination. The appraisers, as a condition of their appointment, agree to hold all such information that
     is  designated  as  such  by  the  Company  or  such   Subsidiaries   as
     confidential, pursuant to reasonable confidentiality agreements provided by the Company, in the same form, to each appraiser.

         (c) Any appraiser selected by Holding or Carlyle pursuant to
     Section 4.4(a) shall be of recognized national standing with respect to the valuation of businesses.

     4.5 Valuation Notice. At any time no less than thirty days and no more than sixty days prior to a Valuation Date (defined below), Holding shall be entitled to give notice (the "Valuation Notice") to Carlyle and the Company requiring that the Fair Market Value of the Company be determined as of such Valuation Date. The term "Valuation Date" shall mean a date within the Option Period that is the end of a calendar quarter. A Valuation Notice may be given by Holding only one time during any twelve-month period, with the first such twelve-month period beginning the day that is three years after the Closing Date. For purposes of determining the Call Price, a determination of Fair Market Value of the Call Option Shares pursuant to Section 4.4 shall be binding if Holding exercises the Call Option within ten business days after receipt by Holding and Carlyle of the last Written Determination required in
Section 4.4 (or ten business days after Holding and Carlyle mutually agree upon the Fair Market Value, if applicable).

     4.6 Exercise of Call Option.

          (a) The Call Option may be exercised during the Option Period (or subsequent to the Option Period to the extent set forth in the proviso of Section 4.2) at any time within ten business days after receipt by Holding of the last Written Determination required in Section 4.4 (or ten business days after Holding and Carlyle mutually agree upon the Fair Market Value, if applicable) by Holding delivering a written notice of exercise ("Exercise Notice") to Carlyle specifying the date, which date shall be at least five days after the date of the Exercise Notice but no later than 75 days after such date, upon which Holding shall acquire the Call Option Shares (the "Option Closing Date") (provided, however, that the Option Closing Date may be extended for up to 75 additional days if necessary in order to obtain requisite governmental approvals, and if the Option Closing Date is so extended, the Option Closing Date shall be the fifth business day following receipt of such requisite governmental approvals). Such exercise of the Call Option may be subject to (i) a financing contingency ("Financing Contingency"), (ii) there having been no material adverse change in the assets, liabilities and business of the Company and its Subsidiaries, taken as a whole, subsequent to the Valuation Date (the "Material Adverse Change Contingency") and (iii) to the conditions set forth in Section 4.6(b) below. If the Call Option Shares are not purchased because the Financing Contingency and/or the Material Adverse Change Contingency is not satisfied, the right to exercise the Call Option in future period(s) will not be lost, assuming Holding could otherwise give a Valuation Notice in such future period or periods. If the Call Option Shares are not purchased because any of the conditions in Section 4.6(b) are not met, none of the rights and remedies of any Person will be lost as a result of the purchase not occurring.

          (b) The closing of Holding's acquisition of Call Option Shares pursuant to the exercise of the Call Option shall take place at the principal offices of counsel to Holding at 10:00 a.m. on the Option Closing Date. Holding shall deliver to Carlyle the portion of the Call Price then payable in Immediately Available Funds, as provided in
     Section 4.6(d) below, and Carlyle shall deliver to Holding certificates evidencing the Call Option Shares being acquired by Holding, duly endorsed for transfer. It shall be a condition to Holding's obligation to purchase the Call Option Shares at such closing that (i) the representations and warranties set forth in clause (i) of the second sentence of Section 4.7(a) shall be true and correct as of the Option Closing Date, (ii) Holding shall have received a certificate of Carlyle, signed by each of its General Partners, to such effect, and (iii) Holding shall have received the opinion of counsel of national repute to Carlyle as to the matters set forth in clauses (i) and (ii) of the second sentence of Section 4.7(a), which counsel and opinion shall be reasonably satisfactory to Holding (provided that such opinion may be qualified with respect to Liens of which Holding has actual knowledge or has created and as to agreements known to such counsel). It shall be a condition to the obligation of each of Holding and Carlyle to consummate the sale of the Call Option Shares being sold to Holding that all necessary consents, approvals and authorizations of third parties and governmental agencies required to be obtained with respect to the acquisition of the Call Option Shares (including compliance with all necessary requirements under the HSR Act) shall have been obtained as of the Option Closing Date; provided that each of the Company, Holding and Carlyle shall take whatever steps are reasonably necessary to obtain such consents, approvals and authorizations to permit the legal transfer of the Call Option Shares to Holding and to ensure that Holding's consummation of the purchase of the Call Option Shares will not create an event of default under the Company's or any of its Subsidiaries' credit agreements or give rise to an acceleration or requirement to make a change of control offer with respect to any indebtedness of the Company or any of its Subsidiaries (provided that Holding shall not be obligated to dispose of any assets to obtain any such consent, authorization or approval). Holding and Carlyle shall share equally all reasonable expenses incurred in connection with obtaining such consents, approvals and authorizations and shall each pay one-half of any filing fee under the HSR Act).

          (c) Holding and Carlyle will share equally all U.S. federal, state and local transfer taxes (which term shall include any governmental fees or assessments generally applicable to capital stock transfers), if any, attributable to the delivery of the Call Option Shares. Any foreign transfer taxes shall be paid (i) by Carlyle, if such taxes are imposed by virtue of Carlyle's foreign residence or activities or removal of the Call Option Shares to a foreign jurisdiction, and (ii) by Holding, if such taxes are imposed by virtue of Holding's (or its Transferee's) foreign residence or activities.

          (d) Carlyle and Holding recognize that it will not be possible to fully calculate the Net Worth Adjustment at the Option Closing Date, since the Stockholders' Equity as of the Option Closing Date will not be known at that date. Accordingly, the portion of the Net Worth Adjustment payable at the Option Closing Date (the "Initial Net Worth Adjustment") will be the difference (whether positive or negative) between Stockholders' Equity of the Company at the Valuation Date, as reflected on the unaudited quarterly or year-end audited financial statements of the Company as of the Valuation Date, and the Stockholders' Equity of the Company at the most recent quarter end (which may be a year end) for which financial statements of the Company are available at the Option Closing Date (the "Last Available Financial Statement"), multiplied by the fraction which is "A" in Section 4.3(b). If the most recent quarter end for which financial statements are available at the Option Closing Date is the quarter ending on the Valuation Date, then no Net Worth Adjustment will be made as of the Option Closing Date. If there is any dispute as to the amount of the Initial Net Worth Adjustment, such dispute shall be resolved at the time the Net Worth Adjustment Balance is determined pursuant to Section 4.3(g) below, and for the purpose of determining the amount payable on the Option Closing Date, the Initial Net Worth Adjustment shall be calculated by reference to Stockholders' Equity on the Company's balance sheets as of the Valuation Date and the date of the Last Available Financial Statement.

          (e) As soon as practicable (but in no event later than 90 calendar days following the Option Closing Date), Holding shall cause the Company to prepare, and the Company's independent accountants to prepare a review report with respect to, a consolidated combined balance sheet of the Company and the Subsidiaries as of the

     Option Closing Date (the "Closing Balance Sheet") and shall cause the Closing Balance Sheet and such review report to be delivered to Holding and Carlyle. The "Net Worth Adjustment Balance" shall equal (i) the Stockholders' Equity as of the Option Closing Date as reported on the Closing Balance Sheet minus the Stockholders' Equity as of the date of the Last Available Financial Statement Date (whether positive or negative), multiplied by (ii) the fraction that is "A" in Section 4.3(b). The Initial Net Worth Adjustment, plus the Net Worth Adjustment Balance, shall equal the Net Worth Adjustment.

          (f) In calculating Stockholders' Equity at each relevant date, Stockholders' Equity on the balance sheets in the financial statements referred to above will be determined in accordance with generally accepted accounting principles as in effect on the Valuation Date used by the Company, consistently applied (provided that no amount will be included for increases or decreases after the Valuation Date that are attributable to the issuances of securities by the Company or any of its Subsidiaries), provided that, in determining consolidated net income
     (loss) of the Company for the period from the Valuation Date to the Closing Date (the "Interim Period") and associated increases (decreases) in Stockholders' Equity as of the date of the Last Available Financial Statement and the date of the Closing Balance Sheet, it will be assumed that, during the Interim Period, the Preferred Stock bears interest at a 10% rate per annum (compounded quarterly) in lieu of a 9% rate per annum (compounded quarterly).

          (g) The  Company  will make  available  to Carlyle  and Holding all information either reasonably requests in connection with the determination of Stockholders' Equity on the Valuation Date, the date of the Last Available Financial Statement and the date of the Closing Balance Sheet. Unless either Carlyle or Holding objects by delivering written notice (the "Objection Notice") to the other party within 15 days of receiving the Last Available Financial Statement or the Closing Balance Sheet, the amount of Stockholders' Equity set forth in each such financial statement will be binding. In the event of any disputes as to the Initial Net Worth Adjustment or the Net Worth Adjustment Balance, Carlyle and Holding shall negotiate in good faith to reconcile such disputes. To the extent such disputes have not been resolved within 25 business days after delivery of the Closing Balance Sheet, one accounting firm selected by each of Holding and Carlyle shall attempt to reconcile the remaining disputes, and any resolution by them as to disputed items shall be final, binding and conclusive. If Holding's accountants and Carlyle's accountants are unable to reach a resolution on all disputed items, they shall submit the items remaining in dispute to an independent accounting firm of national repute that is mutually acceptable to Holding and Carlyle, which accounting firm shall, as promptly as practicable, resolve such dispute or disputes, and such resolution shall be final, binding and conclusive. Each of Carlyle and Holding shall pay for the fees and expenses of their own accountants, and all fees and expenses of any third accountant shall be split equally between Holding and Carlyle.

          (h) If the Initial Net Worth Adjustment or the Net Worth Adjustment Balance, as the case may be, is positive, the amount thereof will be payable by
                                       12

     Holding to Carlyle. If the Initial Net Worth Adjustment or the Net Worth Adjustment Balance, as the case may be, is negative, the amount thereof will be payable by Carlyle to Holding. The amount due will be paid, in Immediately Available Funds, at the Option Closing Date, in the case of the Initial Net Worth Adjustment (other than disputed amount with respect thereto) and in the case of the Net Worth Adjustment
     Balance (and disputed amounts with respect to the Initial Net Worth Adjustment), within two business days after determination of such Net Worth Adjustment Balance (and any such disputes with respect to the Initial Net Worth Adjustment), in accordance with Section 4.3(g). 4.7 Representations and Warranties.

          (a) Carlyle represents and warrants to Holding that it owns all of the Call Option Shares free and clear of all liens, encumbrances, security agreements, options, claims, charges, restrictions and rights of third parties or any type of description whatsoever (except restrictions of general applicability imposed by federal and state securities laws and those restrictions and the security interest created by this Agreement) ("Liens"). Carlyle agrees that it will not create any Lien on the Call Option Shares until after the last day the Call Option Shares can be purchased by Holding under the Call Option; and Carlyle represents and warrants that (i) upon the purchase by Holding of the Call Option Shares and payment in full of the purchase price therefor, Holding will acquire the Call Option Shares free and clear of any Liens and (ii) the sale of the Call Option Shares to Holding by Carlyle pursuant to the Call Option will not result in a default under or breach of or conflict with any agreement to which Carlyle is a party or by which it or any of its assets is bound or result in the violation of any law, rule or regulation applicable to Carlyle.

          (b) Holding represents and warrants to Carlyle that (i) Holding is acquiring the Call Option and will acquire the Call Option Shares for its own account and not with a view to distribution and (ii) the sale of the Call Option Shares to Holding by Carlyle pursuant to the Call Option will not result in a default under or breach of or conflict with any agreement to which Holding is a party or by which it or any of its assets is bound or result in the violation of any law, rule or regulation applicable to Holding. Holding acknowledges that the Call Option and the Call Option Shares have not been registered or qualified under the Securities Act of 1933 or any state securities law, and therefore cannot be resold by Holding unless they have been so registered or qualified or an exemption from registration and qualification is available.

     4.8 Legend. The certificates evidencing the Common Stock held by Carlyle will be endorsed with the following legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO PURCHASE AS SET FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 13, 1995. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN

          REQUEST MADE BY THE HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF BLADE ACQUISITION CORP."

     4.9 Assignment of Call Option. Holding shall not transfer its rights under the Call Option without Carlyle's prior written consent (which consent may be withheld by Carlyle in its sole and absolute discretion), provided that Holding may so transfer the Call Option to its parent corporation or to any Affiliate of Holding without such consent.


                                  ARTICLE 5

                              SECURITY AGREEMENT


     5.1 Security Interests.

          (a) To secure the obligations of Holding to Carlyle under Articles 3, 4 and 5 of this Agreement and any damages arising from (i) the breach by Holding of any of such provisions and/or (ii) the rejection by Holding, as debtor or debtor in possession, or by any trustee in bankruptcy for Holding, of Holding's obligations under Articles 3, 4 and 5 of this Agreement, Holding hereby grants to Carlyle a continuing security interest in the shares of Common Stock and Preferred Stock of the Company and all proceeds of the foregoing being acquired by it and to be acquired by it as dividends on the Preferred Stock (together, the "Holding Company Securities"). To perfect such security interest, the Holding Company Securities and stock powers executed in blank by Holding with respect thereto will at all times commencing with their issuance to the Security Interest Termination Date be held by The First National Bank of Chicago (or another institution) ("Bank") pursuant to the Collateral Custodial Agreement in the form of Exhibit J to the Stock Purchase Agreement (the "Collateral Custodial Agreement"). Holding represents and warrants to Carlyle that at all times to the Security Interest Termination Date such security interest will be a first priority, perfected, non-preferential security interest in favor of Carlyle.

          (b) To secure the obligations of Carlyle to Holding under Articles 3, 4 and 5 of this Agreement and any damages arising from (i) the breach by Carlyle of any of such provisions and/or (ii) the rejection by Carlyle, as debtor in possession, or by any trustee in bankruptcy for Carlyle, of Carlyle's obligations under Articles 3, 4 and 5 of this Agreement, Carlyle hereby grants to Holding a continuing security interest in the shares of Common Stock of the Company and all proceeds of the foregoing being acquired by it pursuant to this Agreement (the "Carlyle Company Securities"). To perfect such security interest, the Carlyle Company Securities and a stock power executed in blank by Carlyle with respect thereto will at all times commencing with their issuance to the Security Interest Termination Date be held by Bank pursuant to the Collateral Custodial Agreement. Carlyle represents and warrants to Holding that at all times to the Security Interest Termination Date such security interest will be a first priority, perfected, non-preferential security interest in favor of Holding.

     5.2 Remedies.  Upon a breach by any Shareholder of its obligations under
Article 3, 4 and 5 of this Agreement, the party to which such obligation is owed, in addition to any other rights and remedies it may have, will have the rights of a secured party upon default under the applicable Uniform Commercial Code with respect to such Securities.

     5.3 Collateral Custodial Agreement. Carlyle and Holding will, simultaneously with entering into this Agreement, enter into the Collateral Custodial Agreement pursuant to which, among other things, the Bank will, to perfect the security interests granted under this Article 5, agree to hold the Holding Company Securities and the Carlyle Company Securities as Collateral Agent for each of Holding and Carlyle, respectively, as their interests may appear, and such Holding Company Securities and Carlyle Company Securities will, upon issuance, be delivered to the Bank, along with stock powers executed in blank with respect thereto by Holding and Carlyle. The fees and expenses of the Bank under the Collateral Custodial Agreement will be paid one-half by Holding and one-half by Carlyle.

     5.4 Security Interest Termination Date. The Security Interest Termination Date will occur upon the earlier to occur of purchase of the Call Option Shares pursuant to the Call Option and payment in full therefor or one day after the last date on which the Call Option Shares can be purchased pursuant to the Call Option.

     5.5 Notice to Collateral Agent. The Parties agree to give notices to the Collateral Agent to implement their agreements under Articles 3, 4 and 5 of this Agreement.

     5.6 Security Agreement. This Article 5 is a security agreement.


                                  ARTICLE 6

                          CO-SALE; TAG-ALONG RIGHTS

     6.1 Co-Sale. In the event Holding has not exercised the Call Option provided for in Article 4, at any time following the sixth anniversary of the Closing Date, if Holding or Carlyle locate a purchaser(s) of all of the Securities or of all or substantially all the Company's and its subsidiaries' assets, pursuant to a sale, merger or similar transaction in which the holders of the same class of Securities will be treated identically and the return to all Shareholders is maximized, the Shareholders hereby agree to vote their shares of Securities in favor of such transaction and to sell all Securities owned by them to such purchaser(s) or to otherwise effect such transaction. In no event shall such a transaction require Holding or Carlyle or any other Shareholder to enter into any form of covenant not to compete. In seeking such a purchaser, Carlyle and Holding will require potential purchasers to agree to keep confidential all information the Company designates as confidential subject to a then-conventional confidentiality agreement in form and substance reasonably satisfactory to Carlyle and Holding. Any such sale pursuant to Section 6.1 shall be subject to the prior or contemporaneous redemption or purchase, in each case of the Preferred Stock at the Mandatory Redemption Price (as defined in the Preferred Stock Certificate of Designations).

     6.2 Tag-Along Rights.

          (a) Holding and Carlyle (each a "Selling Shareholder") agree that each shall not Transfer shares of Common Stock held by it to an unaffiliated third party or parties ("Third Party") (other than in Exempt Transfers or sales under Section 6.1 above, to which the provisions of this Section 6.2 do not apply), unless the terms and conditions of such Transfer shall include an offer to each of the other Shareholders ("Other Shareholders") to include in the transfer to the Third Party, at such Other Shareholder's option and on the Third Party Terms, an amount of the Shares determined in accordance with Section 6.2(c) (the "Tag-Along Rights"). A Transfer of Beneficial Ownership that is, in substance, a Transfer of shares of Common Stock to a Third Party will be deemed to be a Transfer to which Tag-Along Rights apply, provided that Transfers of less than a majority of the Beneficial Ownership of Carlyle and its Affiliates or Holding and its Affiliates or Transfers in which partners of Carlyle and/or their limited partners or other owners are not acting in concert will be deemed to be Transfers as to which Tag-Along Rights do not apply.

          (b) The Selling Shareholder shall deliver notice to the Company, Carlyle and Holding and notify each Other Shareholder of any proposed Transfer to which the provisions of this Section 6.2 apply (a "Sale Notice"). Each Sale Notice shall set forth: (i) the name of the Third Party and the number of shares of Common Stock proposed to be transferred, (ii) the address of the Third Party, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party, and any other material terms pertaining to the Transfer (the "Third Party Terms"), and (iv) that the Third Party has been informed of the Tag-Along Rights provided for in this Section
     6.2 and has agreed to abide by the terms of the  Tag-Along  Rights.

          (c)  Following  delivery  of a  Sale  Notice,  each  of  the  Other
     Shareholders shall have the option to sell to the Third Party on the Third Party Terms an amount of Shares calculated as follows: The Third Party shall be required to purchase from each Other Shareholder desiring to participate in such transaction the number of Shares owned by such Other Shareholder equaling the lesser of (x) the number derived by multiplying (i) the total number of Shares to be purchased by the Third Party by (ii) a fraction, the numerator of which is the aggregate number of Shares owned by such Other Shareholder and the denominator of which is the number of Shares then owned in the aggregate by all Shareholders (provided that if the Shareholders obligated to provide Tag-Along Rights are Affiliates of Holding, then Carlyle shall have the first right to supply such Tag-Along Shares and if the Shareholder obligated to provide Tag-Along Rights are Affiliates of Carlyle, then Holding shall have the first right to supply such Tag-Along Shares), or (y) such lesser number of shares as the Other Shareholder shall designate in the Tag-Along Notice (defined below). The Tag-Along Rights set forth in this Section 6.2(c) may be exercised by any Other Shareholder by delivery of a written notice to the Company and the Selling Shareholder (the "Tag-Along Notice") within thirty (30) days following receipt of a Sale Notice (the "Tag-Along Period"). The Tag-Along Notice shall state the number of Shares that such Other Shareholder wishes to include in such transfer to the Third Party. Upon the giving of a Tag-Along Notice, such Other Shareholder shall be entitled and obligated to sell the number of Shares set forth in the Tag-Along Notice to the Third Party on the Third Party Terms; provided, however, that neither the Selling Shareholder nor any such Other Shareholder shall consummate the sale of any shares offered by it if the Third Party does not purchase all shares which the Selling Shareholder and Other Shareholders are entitled and desire to sell pursuant hereto.

          At the closing of the Transfer to any Third Party (of which the Selling Shareholder shall give each Other Shareholder who has elected to exercise the Tag- Along Right provided by this Section 6.2(b) at least five business days' prior written notice), the Third Party shall remit to each Shareholder the consideration for the total sales price of the Shares of such Shareholder sold pursuant thereto, against delivery by such Shareholder of certificates for such Shares, duly endorsed or with duly executed stock powers and the compliance by such Shareholder with any other conditions to closing generally applicable to the Selling Shareholder and all Other Shareholders selling shares in such transaction.

          (d) If the provisions of this Section 6.2 have been complied with in all respects, the Selling Shareholder shall have the right for a 120-day period following delivery of the Sale Notice to transfer the shares of Common Stock to the Third Party on the Third Party Terms (or on other terms no more favorable to the Selling Shareholder) without further notice to Other Shareholders who have not given a Tag-Along
     Notice, but after such 120-day period no such transfer may be made without again giving notice to all Other Shareholders of the proposed transfer and complying with the requirements of this Section 6.2.

          (e) Notwithstanding the foregoing and subject to the other termination provisions in this Agreement, the Tag-Along Rights provided by this Section 6.2 shall terminate on the date on which a number of shares of Common Stock equal to at least twenty-five percent (25%) of the aggregate number of the Company's then outstanding shares of Common Stock have been distributed to the public pursuant to one or more effective registration statements under the Securities Act and/or pursuant to Rule 144 promulgated thereunder, provided that the Common Stock is then publicly traded on the New York Stock Exchange or the Nasdaq National Market System.

                                  ARTICLE 7

                                  COVENANTS

     7.1 Books of Account. The Company shall keep books of record and account in which accurate entries are made of all of its dealings, business and affairs in accordance with generally accepted accounting principles, consistently applied, and shall employ certified public accountants of recognized national standing who are "independent" within the meaning of the accounting regulations of the Securities and Exchange Commission ("SEC"). The Company's fiscal year shall be a calendar year.

     7.2 Furnishing of Annual and Quarterly Financial Statements. Following the Closing, the Company shall:

          (a) deliver to Shareholders, within 90 days after the end of each fiscal year of the Company (or such additional period of time as may reasonably be required), a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, together with related consolidated statements of income and changes in cash flows for such fiscal year, setting forth in comparative form financial figures for the previous fiscal year, all in reasonable detail and duly certified by independent public accountants, which accountants shall have given to the Company an opinion (as this term is defined in the published rules, regulations and pronouncements of the SEC) regarding such statements; and

          (b) deliver to Shareholders, within 45 days after the end of each fiscal quarter of the Company's fiscal year a consolidated unaudited balance sheet and unaudited statements of consolidated income and changes in cash flows as of the end of and for such fiscal quarter certified by the principal financial officer of the Company.

     7.3 Furnishing of Financial Information. Following the Closing, the Management of the Company shall present annually to the Board of Directors of the Company long-term three-year business plans, annual capital expenditure budgets and annual operating plans of the Company.

     7.4 Notice of Certain Events. Following the Closing, the Company shall promptly give written notice to Carlyle and Holding of (a) any casualty to any property, force majeure, legislative or regulatory change, revocation of license or right to do business, accident, labor dispute, act of God, confiscation or condemnation, requisition, embargo, whether or not covered by insurance, the result of any of which could have a material adverse effect upon the financial condition, business or prospects of the Company taken as a whole, (b) any litigation, action, proceeding, investigation or claim, including, without limitation, those involving a governmental agency or regulatory body, which (i) relates in whole or in part to any of the transactions contemplated by this Agreement, or the Related Documents, or
(ii) in the event of an adverse outcome, could have a material adverse effect upon the financial condition, business or prospects of the Company taken as a whole.

     7.5 Amendments and Modifications. The Company shall furnish to the Shareholders promptly (a) at least 15 days prior to the adoption thereof, copies of all proposed amendments to the Certificate of Incorporation or Bylaws of the Company or comparable charter documents of any of its subsidiaries, if any.

     7.6 Insurance. At all times the Company shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types, in such amounts and with such deductible amounts as is customary in the case of businesses of established reputations engaged in the same or a similar business and similarly situated. The Company shall provide evidence of such insurance to the Shareholders upon request.

     7.7 Compliance with Laws. The Company shall comply in all material respects with all laws, rules, regulations, orders and directives of any governmental or regulatory authority having jurisdiction over the Company or its businesses, and with all material agreements to which the Company is a party.

     7.8 Taxes and Other Liabilities. The Company shall pay all obligations of the Company when due, pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith in proceedings diligently pursued and by creating the appropriate reserves, and timely file all required tax returns.

     7.9 Rights of Access. The Company shall provide each of the Shareholders such access to its books and records as is reasonably required in connection with any rights granted to such Shareholder pursuant to Article 4 or Section
6.2 of this Agreement.


                                  ARTICLE 8

                                 TERMINATION

     8.1 Termination. This Agreement shall terminate upon the occurrence of any one of the following events:

          (a) The acquisition of the Call Option Shares pursuant to the exercise of the Call Option or a sale of all of the shares of Common Stock and Preferred Stock owned by Carlyle, Holding and their respective Affiliate Transferees; or

          (b) Upon the affirmative vote of 85% of the outstanding Common Stock (provided that the Preferred Stock is no longer outstanding).

Upon the termination of this Agreement, the Shareholders whose Securities are legended pursuant to this Agreement shall surrender the certificates representing their shares to the Company and the Company shall issue to them in lieu thereof new certificates for an equal number of shares without the legend set forth in Sections 3.2 and 4.8 of this Agreement.

                                  ARTICLE 9

                                MISCELLANEOUS


     9.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested (if also sent by facsimile if available at the office of the recipient), as follows:

                                    If to Carlyle, to:

                                    Carlyle-Blade Acquisition Partners, L.P.
                                    1001 Pennsylvania Avenue
                                    Suite 220 South
                                    Washington, D.C. 20004-2505
                                    Attention:     William E. Conway, Jr.
                                    Telecopier:    (202) 347-1818

                                    with a copy to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C. 20004
                                    Attention:       Bruce E. Rosenblum
                                    Telecopier:      (202) 637-2201


                      If to Blade Acquisition Corp., to:

                                    Blade Acquisition Corp.
                                    c/o The Carlyle Group, L.P.
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 220 South
                                    Washington, D.C.  20004
                                    Attention:        William E. Conway, Jr.
                                    Telecopier:       (202) 347-1818
                                    with a copy to:

                                    Latham & Watkins

                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C.  20004
                                    Attention:        Bruce E. Rosenblum
                                    Telecopier:       (202) 637-2201


                                    If to Holding, to:

                                    Thiokol Holding Company
                                    2475 Washington Boulevard
                                    Ogden, UT  84401-2398
                                    Attention:        R. Robert Harris,
                                                      Corporate Vice President
                                                      and General Counsel
                                    Telecopier:       (801) 629-2420

                                    with a copy to:

                                    Gibson, Dunn & Crutcher
                                    333 South Grand Avenue
                                    Los Angeles, CA 90071
                                    Attention:        Steven Meiers
                                    Telecopier:       (213) 229-7520

Any Party, by notice given in accordance with this Section 9.1 to the other Parties, may designate another address or person for receipt of notices hereunder.

     9.2 Reclassification, Reorganization, Merger, etc. The rights and restrictions contained in this Agreement with respect to Securities held by any Shareholders apply to all Securities held on the date hereof and any Securities acquired in the future whether by purchase, exchange, reclassification, reorganization, stock split, dividend, any other change in the Company's capital structure or otherwise.

     9.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by holders of at least 85% of the outstanding Shares (100% of all outstanding shares of Common Stock if any Preferred Stock is outstanding) and, if prior to the Voting Rights Termination Date, by a Board Super Majority Vote, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party or Shareholder in exercising any right, power or privilege hereunder shall operate as a waiver thereof except as expressly provided herein. No waiver on the part of any Party or Shareholder of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to any conflict of laws principles which might require application of the law of a different jurisdiction), except as to any matters relating to the corporate governance or the capital stock of the Company, which shall be governed by the law of the State of Delaware.

     9.5 Arbitration of Disputes. Any controversy or claim arising out of this Agreement, or any breach of this Agreement, including any controversy or claim as to arbitrability or rescission, shall be settled by arbitration in accordance with the commercial arbitration rules of the Judicial Arbitration and Mediation Service.

          (a) Such arbitration shall be conducted in the District of Columbia.

          (b) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages.

          (c) Any Party may pursue the remedy of specific performance of the Agreement or seek a preliminary or permanent injunction against the breach of the Agreement or in aid of the exercise of any power granted hereunder, or any combination thereof in any of the federal courts located within the District of Columbia without resort to arbitration.

          (d) The Parties hereby consent to the jurisdiction of the federal courts located within the District of Columbia for all purposes.

     9.6 Binding Effect; No Assignment. Except as expressly provided herein, neither this Agreement, nor any right hereunder, may be assigned by any Party without the written consent of the other Parties. Any such assignment or attempted assignment in violation of the foregoing shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns and legal representatives.

     9.7 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.

     9.8 Headings. The headings in the Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     9.9 Severability. If any portion of this Agreement shall be deemed unenforceable, the remaining portions shall be valid and enforceable.

     9.10 Time of Essence. Time is of the essence for each and every provision of this Agreement.

     9.11 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     9.12 Survival. All representations, warranties, covenants and agreements of the Parties shall survive the execution and delivery hereof, the Closing, the Call Option closing and any closing under the Tag-Along Rights.

     9.13 Definitions. As used in this Agreement, the terms set forth in Exhibit A to this Agreement shall have the meanings set forth therein.

     9.14 Request for Shareholder Approval. The Shareholders agree to respond promptly to a request for Shareholder approval with respect to any matters requiring Shareholder approval.

                            [The next page is 24.]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.

                                  "CARLYLE"

                                  CARLYLE-BLADE ACQUISITION
                                  PARTNERS, L.P., a Delaware limited
                                  partnership

                                  By:      Carlyle Partners II, L.P.
                                  Its:     General Partner

                                  By:      TC Group, L.L.C.
                                  Its:     General Partner

                                  By:      TCG Holdings, L.L.C.
                                  Its:     Managing Member


                                  By:_______________________________________
                                  Its:______________________________________


                                  "Company"

                                   BLADE ACQUISITION CORP.,
                                   a Delaware corporation


                                   By:_______________________________________
                                   Its:______________________________________


                                  "Holding"

                                   THIOKOL HOLDING COMPANY
                                   a Delaware corporation


                                   By:_______________________________________
                                   Its:______________________________________

                                  EXHIBIT A

                                 DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Acquisition Agreement" shall have the meaning set forth in the Stock Purchase Agreement.

     "Acquisition Agreement Closing Date" shall have the meaning set forth in the Stock Purchase Agreement.

     "Affiliate" or "Affiliates" shall have the meaning set forth in the Stock Purchase Agreement.

     "Beneficially Own," "Beneficial Ownership" and "Group" have the meanings given to these terms or words in Rules 13(d)(3) and 13(d)(5) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

     "Board Super Majority Vote" means an affirmative vote of the greater of two-thirds of the members of the Board of Directors or six directors, provided that no director designated by Carlyle or Holding casts a negative vote and at least one director designated by Carlyle and one director designated by Holding cast an affirmative vote.

     "Business" means Howmet Cercast Group's business of (i) manufacturing investment castings of superalloys and titanium for jet aircraft and industrial gas turbine engine components and other components, (ii) refurbishment of such components and hot isostatic pressing or precision machining or protective coating services when applied to the components set forth in clause (i) above, (iii) production of superalloy metals, titanium ingot, ceramic products, advanced tooling and other materials required for the casting processes, (iv) related operations, as conducted as of the date of the Acquisition Agreement by Howmet Corporation and its subsidiaries, (v) the business of insuring against certain business risks as conducted by Howmet Insurance Co. on the date of the Acquisition Agreement, and (vi) manufacturing high quality aluminum and copper-alloy investment castings primarily for the defense electronics and commercial aerospace industries, and related operations, as conducted as of the date of the Acquisition Agreement.

     "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).


                                  EXHIBIT A
                                 Page 1 of 4

     "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of Thiokol Corporation as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in one or a series of transactions, provided that a transaction where the holders of all classes of Common Equity of Thiokol Corporation immediately prior to such transaction own, directly or indirectly, 50 percent or more of all classes of Common Equity of such Person or group immediately after such transaction(s) shall not be a Change of Control; (ii) the liquidation or dissolution of Thiokol Corporation, provided that a liquidation or dissolution of Thiokol Corporation which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (i) above shall not constitute a Change of Control under this clause
(ii); (iii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Person, not theretofore having "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of Thiokol Corporation, acquiring such 50 percent or more direct or indirect "beneficial ownership," provided that transfers of securities among corporations that are affiliated by 100% common ownership (such as a contribution by a parent corporation to a wholly owned subsidiary) shall not, of themselves result in a Change of Control; or (iv) any Person, including such a group, elects as directors of Thiokol Corporation Persons who were not theretofore directors, were not nominees of the Nominating Committee of the Board of Directors of Thiokol Corporation and after election constitute a majority of the Board of Directors of Thiokol Corporation.

     "Closing" means the consummation of the transactions contemplated in the Stock Purchase Agreement.

     "Closing Date" means the date hereof or the Acquisition Agreement Closing Date, whichever occurs latest.

     "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Common Stock" means the voting common stock, par value $.01 per share, of the Company.

     "Company" means Blade Acquisition Corp., a Delaware corporation and where appropriate, its subsidiaries (provided that no such subsidiary is a party to or has any rights or obligations under this Agreement).



                                  EXHIBIT A
                                 Page 2 of 4

     "Howmet Cercast Group" shall have the meaning set forth in the Stock Purchase Agreement.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Immediately Available Funds" means a wire transfer of immediately available funds to a deposit account designated by the recipient or delivery of a certified or bank cashier's check in same day funds.

     "Indebtedness," means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (other than trade or other current accounts payable incurred in the ordinary course of business) and (v) all indebtedness secured by any lien on any property or asset owned or held by that person regardless of whether the indebtedness secured thereby shall have been assumed by that person or is nonrecourse to the credit of that person.

     "Management" means the following officers of the Company: (i) Chief Executive Officer; (ii) Chief Financial Officer; (iii) Controller; (iv) Director of Operations; and (v) other officers reporting directly to the Chief Executive Officer.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Preferred Stock Certificate of Designations" shall have the meaning set forth in the Stock Purchase Agreement.

     "Related Documents" shall have the meaning set forth in the Stock Purchase Agreement.

     "Securities" shall mean any shares of capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase securities of any type which are, or may become, convertible into capital stock of the Company.

     "Securities Act" means the Securities Act of 1933, as amended, and as may be amended from time to time, including the rules and regulations thereunder.

     "Senior Debt" means the up to $425 million of indebtedness of Howmet Corporation pursuant to that certain Credit Agreement among Blade Acquisition Corp.,



                                  EXHIBIT A
                                 Page 3 of 4

Howmet Holdings Acquisition Corp., Howmet Acquisition Corp., Various Banks, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago as Managing Agents, Bankers Trust Company as Syndication Agent, Citicorp USA, Inc., as Documentation Agent, and The First National Bank of Chicago as Administrative Agent, dated as of December 13, 1995.

     "Senior Subordinated Note" shall mean the $125 million of 10% Senior Subordinated Notes due 2003 of Howmet Corporation issued on December 7, 1995.

     "Shareholder" and "Shareholders" means Carlyle, Holding and their Affiliate transferees (and where the context so requires, other transferees).

     "Shares"  shall  have  the  meaning  set  forth  in the  Stock  Purchase
Agreement.

     "Structure Memorandum" means the Master Cross Receipt to be executed on the Acquisition Agreement Closing Date setting forth the transactions occurring on the Acquisition Agreement Closing Date in the form delivered to the Parties as of the date hereof.

     "Subsidiary" means any corporation, association partnership, limited partnership, limited liability partnership, limited liability company, business trust or other business entity of which 50% or more of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company or a combination thereof.

                                  EXHIBIT A
                                 Page 4 of 4
                        REGISTRATION RIGHTS AGREEMENT
                        -----------------------------


     This Registration Rights Agreement (the "Agreement") is made and entered into as of December 13, 1995, by and between BLADE ACQUISITION CORP., a Delaware corporation (the "Company"), THIOKOL HOLDING COMPANY, a Delaware corporation, and CARLYLE-BLADE ACQUISITION PARTNERS, L.P., a Delaware limited partnership (individually, a "Purchaser," and collectively, the "Purchasers").

     This Agreement is made pursuant to the Stock Purchase Agreement, dated as of December 13, 1995, by and among the Company and the Purchasers (the "Purchase Agreement"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to closing under the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions
        -----------

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Agent: Any Person authorized to act and who acts on behalf of any holder of Registrable Securities with respect to the transactions contemplated by this Agreement or the Purchase Agreement.

     Agreement Year: Each consecutive twelve-month period beginning with the date of this Agreement.

     Business Days: All days other than Saturday or Sunday or any day on which banking institutions in Washington, D.C. are authorized or obligated by law to close.

     Common Stock: Capital stock of the Company, however designated, which is not limited as to the amount of dividends, or which is not limited as to the amount of distributions upon liquidation or dissolution of the Company, and shall include, without limitation, the Company's presently authorized 10,000 shares of Common Stock, $.01 par value per share.

     Demand Registration: A registration pursuant to Section 3(a).

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

     NASD: National Association of Securities Dealers, Inc.

     Person: An individual, firm, partnership, limited liability partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company or a government or agency or political subdivision thereof.

     Piggy-Back Registration: A registration pursuant to Section 3(e).

     Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     Registrable Securities: (a) All shares of Common Stock owned now or in the future by the Purchasers, and (b) any shares of Common Stock issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that any such share or other security shall be deemed to be a Registrable Security only if and so long as it is a Transfer Restricted Security.

     Registration Expenses: See Section 6 hereof.

     Registration Statement: Any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

     Securities Act: The Securities Act of 1933, as amended from time to time.

     SEC: The Securities and Exchange Commission.

     Shareholders Agreement: The Shareholders Agreement dated the date hereof, by and among the Company and the Purchasers.

     Transfer Restricted Securities: Securities acquired by the holder thereof other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144; provided that a Security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

     Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold (whether by the Company or by selling stockholders) to an underwriter for reoffering to the public.

     2. Securities Subject to this Agreement
        ------------------------------------

          (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

          (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right; provided that the term "holder" shall not include any person who then holds fewer than 500 Registrable Securities (adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination or like event) and who may then sell Registrable Securities in reliance upon Rule 144 promulgated under the Securities Act or any successor rule or regulation.

     3. Demand Registration and Piggy-Back Registration
        -----------------------------------------------

          (a) Request for Registration by Holders of Registrable Securities. At any time after the closing of the Company's initial Underwritten Offering, if the Company receives from the holders of at least 40% of the Registrable Securities a written request that the Company effect any registration or qualification with respect to the Registrable Securities, the Company will:

               (1) within ten (10) days of receipt of such a request, give written notice of the proposed registration or qualification to all other holders of Registrable Securities; and

               (2) as soon as practicable, use its best efforts to effect such registration or qualification (including, without limitation, the execution in the applicable Registration Statement of an undertaking to file required post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as are reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request or the Company in the case of primary Registrable Securities requested by the Company to be registered as are specified in a written notice given to the Company within 20 days after the date of such written notice from the Company pursuant to Section 3(a)(1); provided, however that the Company will not be obligated to effect more than two (2) registrations on Form S-1 or S-2 (or successor Forms) on behalf of any Purchaser (or its assignees) pursuant to this Section 3(a); provided further, that the Company shall be obligated to effect an unlimited number of registrations on Form S-3 (or successor Forms thereto) on behalf of any Purchaser (or its assignees) pursuant to this Section 3(a).

          Notwithstanding anything to the contrary set forth in this Agreement, and regardless whether the number of registrations or qualifications set forth above have been completed, the Company will in all events be obligated to take all actions set forth herein to effect registrations, qualification and compliance pursuant to this Section 3(a) pursuant to two (2) requests initiated by each Purchaser. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not be required to effect a Demand Registration within six months after the effective date of any other Registration Statement of the Company. In addition, notwithstanding anything to the contrary, if at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Company is actively engaging, with the prior approval of the Company's Board of Directors, in an Underwritten Offering as to which holders of Registrable Securities are eligible to include Registrable Securities pursuant to Section 3(e)(subject to the limitations and restrictions set forth in such Section 3(e)) or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the substantial detriment of the Company, then the Company may at its option direct (a "Directive") in writing within ten (10) days of receipt of such request that such request be delayed (and, if a majority of the holders of Registrable Securities initiating such request so elect, withdrawn) for a period not in excess of six months from the date of such Directive, which right to delay a request may be exercised by the Company not more than once in any two-year period.

          Subject to the foregoing provisions, the Company will file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the initiating holders, and shall use its best efforts to cause such registration statement and prospectus through which such Demand Registration is effected to remain effective, (i) in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, (ii) in the case of any other offering, until the earlier of the sale of all Registrable Securities covered thereby or 120 days after the effective date thereof, it being understood and agreed that any Demand Registration that does not remain effective for such applicable time periods will not be counted as a "registration" for purposes of Section 3(a)(2).

          (b) Effective Registration and Expenses. A registration of Registrable Securities will not count as a Demand Registration until it has become effective and has remained effective for the applicable period specified in Section 3(a). The Company will pay Registration Expenses (as hereinafter defined) in accordance with Section 6(a).

          (c) Underwriter's Cutback. If the holder or holders of a majority in number of the Registrable Securities to be registered in a Demand Registration under this Section 3 (or the holder or holders who initiated the Demand Registration) so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the holders in writing that in their opinion the Registrable Securities requested to be included in such offering is sufficiently large so as to materially and adversely affect the success of the offering, the Company will include in such registration the maximum amount of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect (pro rata among the holders of Registrable Securities who have requested to be included in such registration pursuant to Section 3(a)).

          (d) Selection of Underwriters. If any Demand Registration pursuant to this Section 3 is to be in the form of an Underwritten Offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by holders of a majority in number of Registrable Securities to be included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

          (e) Piggy-Back Registration. If the Company determines to file a registration statement under the Securities Act relating to a proposed sale to the public of shares of its securities (but excluding registrations relating solely to employees' stock option or purchase plans or relating solely to a transaction employing SEC Form S-4 or Form S-8 or successor Forms thereto), either for its own account or the account of a security holder or holders, the Company shall:

               (1) promptly give to each holder of Registrable Securities written notice thereof (which will include, to the extent known at the time, a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price or price range, and the plan of distribution);

               (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 25 days after such written notice from the Company, by any holder or holder of Registrable Securities; and

               (3) use its best efforts to cause the managing  underwriter or underwriters of such proposed Underwritten Offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company and the holders of such Registrable Securities that marketing considerations require a limitation on the number of shares of Common Stock offered pursuant to any Registration Statement filed under this Section, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included therein, which in the opinion of such underwriters (after taking into account the securities to be sold pursuant to clause (i)) can be sold without having a material adverse effect on the offering, pro rata among the holders of the Registrable Securities on the basis of the number of Registrable Securities owned by such holders requested to be included in such registration. The Company will bear all Registration Expenses in connection with such a Piggy-Back

     Registration. Notwithstanding anything to the contrary herein, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company and the holders of such Registrable Securities that marketing considerations require that no shares of Registrable Securities be included in such offering, then the Company may, after notice thereof to the holders of Registrable Securities requested to be included in such registration, proceed with such offering without including therein such Registrable Securities. 4. Hold-Back Agreements

          (a)  Restrictions  on Public  Sale by the  Holders  of  Registrable
Securities. Each holder of Registrable Securities agrees, if requested in writing by the managing underwriters in an Underwritten Offering, (i) with respect to the initial Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 180-day period following the effective date of the Registration Statement and (ii) with respect to any other Underwritten
Offering in which such holder's Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 hereof, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 90-day period following the effective date of the Registration Statement for each Underwritten Offering made pursuant to such Registration Statement, in each case to the extent timely notified in writing by the Company or the managing underwriters.

          (b) Restrictions on Public Sale by the Company and Others. The Company agrees:

               (1) not to effect any public sale or distribution of its equity securities during the 30-day period prior to, and during the 90-day period after, the effective date of each Underwritten Offering made pursuant to a Registration Statement filed under Section 3 hereof, to the extent timely requested in writing by the managing underwriters
     (except as part of such Underwritten Registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms);

               (2) to cause each holder of its privately placed equity securities who beneficially owns at least one percent of any class of the Company's outstanding equity securities issued by the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during the period described in Section 4(b)(i) above, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if permitted).

     5. Registration Procedures
        -----------------------

     In connection with the Company's  registration  obligations  pursuant to
Section 3 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the holders of the Registrable Securities covered by such Registration Statement and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be made available for review by such holders and managing underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority in number of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the holders of a majority of the Registrable Securities covered by the Registration Statement or any managing underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep such Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act;

          (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

               (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of any request by the SEC for amendments or supplements to
     the   Registration   Statement  or  the  Prospectus  or  for  additional
     information,

               (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

               (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct,

               (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d) use best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such necessary information as the managing underwriters and the holders of a majority in number of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (f) at the request of any selling holder of Registrable Securities, furnish to such selling holder of Registrable Securities and each managing underwriter, without charge, such number of conformed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) as such holder may reasonably request;

          (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (h) in connection with any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of
Registrable Securities, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, if not required by applicable law, not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (k) if any fact contemplated by paragraph (c)(6) above shall exist, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (l) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of a majority in number of such Registrable Securities or by the managing underwriters, if any;

          (m) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable trustees or transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

          (n) with respect to an Underwritten Offering or other transaction in which an investment banking firm significantly participates, enter into customary agreements with investment bankers and underwriters (including underwriting agreements in customary form) and take all other appropriate actions that the underwriter or investment banker may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and in such connection:

               (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings or in the type of offering in which the investment bank is significantly participating;

               (2) obtain opinions of counsel to the Company and updates thereof addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings or in the type of offering in which the investment bank is significantly participating and such other matters as may be reasonably requested by such underwriters or other participating investment banks;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary Underwritten Offerings;

               (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of Section 7 hereof (or such other substantially similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section; and

               (5) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by the underwriter or other participating investment bank, all in a manner consistent with customary industry practice;

          (o) make available to a representative of the holders of a majority in number of the Registrable Securities, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested (taking into account the number of Registrable Securities held by the requesting holder of Registrable Securities) by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Company shall reasonably determine; provided that any records, information or documents that are designated by the Company in writing as
                                      10
confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

          (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (q) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
NASD); and

          (r) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (k) above, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (k) above, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 4(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by paragraph (k) above or is advised in writing by the Company that the use of the Prospectus may be resumed.

          Nothing set forth in this Section 5 is intended to impair the Company from making filings required under the Exchange Act on a timely basis; provided, however, that the Company shall provide drafts of such filings to the holders of Registrable Securities at least five Business Days prior to the date the filing thereof is due and shall cooperate with such holders with respect to such filings and make such changes or modifications to such filings as may be reasonably requested (in light of the requirements of applicable law) by such holders or their counsel.

     6. Registration Expenses
        ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless whether the Registration Statement becomes effective (unless (i) the offering to which the Registration Statement applies shall be withdrawn at the request of the holder or holders who initiated the Demand Registration not as a result of a breach by the Company of its obligations hereunder and (ii) the holder or holders notify the Company that such offering shall not count as a Demand Registration, in which case all such expenses shall be paid by such holder or holders). Without limiting the foregoing, the Company shall pay all expenses incident to a Demand Registration that has not become and remained effective for the period specified in Section 3(a), other than as a result of a withdrawal at the request of the holders. The expenses to be paid by the Company shall include, without limitation:

               (1) all registration and filing fees (including, without limitation, with respect to filings required to be made with the NASD);

               (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

               (3) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

               (4) fees and disbursements of counsel for the Company, the underwriters and for the selling holders of the Registrable Securities;

               (5) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

               (6) fees and expenses of other Persons retained by the Company; and

               (7) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, (all such expenses being herein called "Registration Expenses").

          Registration Expenses shall not include fees, discounts, commissions or disbursements of underwriters, selling brokers, dealer managers or similar securities professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company and the selling holders.

          (b) The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

     7. Indemnification
        ---------------

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and Agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable
Securities.

          If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) if the representation of such Indemnified Holder by the counsel retained by the Company would be inappropriate due to actual or potential differing interests between the Indemnified Holder and any other party represented by such counsel in such proceeding (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in
connection   with  any  one  such  action  or   proceeding  or  separate  but
substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified
Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

          (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities under this Section 7(b) be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

          (c)  Contribution.  If the  indemnification  provided  for in  this
Section 7 is  unavailable  to an  indemnified  party  under  Section  7(a) or
Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
Section 7(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Rule 144
        --------

          In the event that the Company (a) registers any class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act, or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then the Company will use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act or the Securities Act and, at the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144 promulgated under the Securities Act (or any successor rule), as such rule may be amended from time to time, the Company will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, and (ii) make available to the public and such holders such information as will enable the holder to make sales pursuant to Rule 144 (or any successor rule).

     9. Participation in Underwritten Registrations
        -------------------------------------------

          No holder of Registrable Securities (or its successors or assigns) may participate in any Underwritten Registration hereunder unless such Person
(a) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the underwriters and other Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     10. Miscellaneous
         -------------

          (a) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof or impairs the rights granted hereunder. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person which has not been terminated on or prior to the date hereof.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least 85% of the outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of 50% of the Registrable Securities being sold.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (1) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11(d) (with the initial addresses for the Existing Investors and each person which the Purchaser comprises as set forth in the Purchase Agreement, and with copies to be sent as specified in the Purchase Agreement); and

               (2) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d), with a copy to: Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 20004, Attention: Bruce E. Rosenblum.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings as to the subject matter, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (j) Successors and Assigns. The rights and obligations granted to the Purchasers pursuant to this Agreement may be transferred by each Purchaser to any affiliate of such Purchaser or to any Person acquiring at least 500 shares of Registrable Securities (adjusted to reflect the effect of any stock split, subdivision, reclassification, combination or other like event); provided, however, that the transferee will provide written notice to the Company stating the name and address of the transferee, identifying the securities with respect to which such rights have been assigned and agreeing to be bound by this Agreement.

                           [signature pages follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                                BLADE ACQUISITION CORP.

                                By_______________________________
                                  Name:
                                  Title:

                                CARLYLE-BLADE ACQUISITION
                                PARTNERS, L.P.

                                By:      CARLYLE PARTNERS II, L.P.
                                Its:     General Partner

                                By:      TC GROUP, L.L.C.
                                Its:     General Partner

                                By:      TCG HOLDINGS COMPANY
                                Its:     Managing Member

                                By:______________________________
                                   Name:
                                   Title:

                                THIOKOL HOLDING COMPANY

                                By:______________________________
                                   Name:
                                   Title:

                         HOLDING MANAGEMENT AGREEMENT
                         ----------------------------


     This Management Agreement ("Agreement"), dated as of December 13, 1995, is entered into by and between Howmet Corporation, a Delaware corporation (the "Company"), and Thiokol Holding Company, a Delaware corporation ("Holding").

     WHEREAS, Holding has agreed to acquire common stock and preferred stock ownership interests in Blade Acquisition Corp., a Delaware corporation and the indirect owner of 100% of the capital stock of the Company ("Blade"), pursuant to the terms of a Stock Purchase Agreement dated December 13, 1995 (the "Stock Purchase Agreement") by and among Blade, Carlyle-Blade Acquisition Partners, L.P., a Delaware limited partnership ("Carlyle"), and Holding.

     WHEREAS, Carlyle has agreed to acquire a common stock ownership interest in Blade pursuant to the Stock Purchase Agreement.

     WHEREAS, upon acquisition of ownership interests by Holding and Carlyle in Blade, Carlyle and Holding will own all of the issued and outstanding common stock of Blade.

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Holding and Carlyle have agreed that it is in the best interests of the Company for Holding to provide management services to the Company pursuant to the terms and conditions set forth herein.


                                  AGREEMENT
                                  ---------


     NOW THEREFORE, in consideration of the premises and mutual agreements set forth in this Agreement, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     Section 1. Definitions
     ----------------------

     Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Stock Purchase Agreement.

     Section 2. Services
     -------------------

     A. Holding shall advise and assist the Board of Directors and the Chief Executive Officer of the Company regarding the formulation and implementation of the business strategies for the Company and its subsidiaries. Holding shall use its reasonable best efforts to identify and assist the Company in evaluating corporate opportunities, including marketing opportunities, and financial strategies and to assist the Company and its Subsidiaries with respect to lender, securityholder and public and government relations matters. The precise nature of the services to be performed hereunder by Holding shall be determined by the mutual agreement of Holding and the Board of Directors of the Company, and Holding shall devote such time and resources as are reasonably necessary to provide such services. In connection with rendering services hereunder, Holding shall designate certain of its officers and employees to serve on the Board of Directors of Blade, Pechiney Corporation, a wholly-owned subsidiary of Blade ("Pechiney Corp."), and the Company in accordance with the terms of the Stock Purchase Agreement. The Company and Holding shall use their reasonable best efforts to ensure that the services provided by Holding are performed and documented in conformity with government contracting rules.

     Section 3. Consideration
     ------------------------

     In consideration for the management services to be provided by Holding, the Company shall pay to Holding, and Holding shall be entitled to receive an annual management fee of $1,000,000 (the "Annual Management Fee"), accruing quarterly at the rate of $250,000 (pro rated in the case of any partial quarter), and payable on the last business day of each calendar quarter and continuing thereafter each succeeding quarter until termination of this Agreement pursuant to Section 4 below. All such payments shall be subject to compliance with the terms and conditions of the Credit Agreement among Blade Acquisition Corp., Howmet Holding Acquisition Corp., Howmet Acquisition Corp., various banks, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent, dated as of December 13, 1995. The Annual Management Fee shall constitute full compensation for the services provided hereunder by Holding, and shall cover, among other things, compensation for directors, officers and employees of Holding who serve on the Board of Directors of Blade, Pechiney Corp., the Company and their subsidiaries (provided that, in addition to the Annual Management Fee, Holding shall also receive reimbursement for out-of-pocket expenses incurred by Holding and its employees in connection with provision of Holding services hereunder).

     Section 4. Term
     ---------------

     This Agreement shall take effect as of the date first above written and shall continue until Holding and its Affiliated Transferees no longer retain ownership of at least one-half of the shares of Common Stock held by Holding on the Closing Date (after giving effect to all transactions pursuant to Article 1 of the Stock Purchase Agreement).

     Section 5. Reimbursement; Indemnification
     -----------------------------------------

     The Company agrees to reimburse Holding, its affiliates and their respective directors, officers, employees, agents and controlling persons (each an "Indemnified Party") promptly upon demand for expenses (including fees and expenses of legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in respect of the engagement of Holding under this Agreement, or any actions taken or omitted or services performed under, by or in connection with this Agreement. The Company also agrees (in connection with the foregoing) to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, including any amount paid in settlement of any litigation or other action (commenced or threatened), to which the Company shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable pursuant to this Section 5 in respect of any loss, claim, damage or liability to the extent that a court having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such loss, claim, damage or liability resulted primarily and directly from the willful misfeasance or gross negligence of such

Indemnified Party. The provisions of this Section 5 shall survive any termination of this Agreement.

     Section 6. Miscellaneous
     ------------------------

     A. Assignment. This Agreement may not be assigned or transferred by Holding or the Company without the express written consent of the other party; provided that Holding shall be permitted to assign its rights and obligations hereunder to any Affiliate of Holding without such consent.

     B. Amendment. This Agreement may not be amended except by a written instrument executed by all of the parties.

     C. Choice of Law. This Agreement is made under and shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                  "Holding"

                                   THIOKOL HOLDING COMPANY,
                                   a Delaware corporation


                                   By:_______________________________________
                                   Its:______________________________________


                                   "Company"

                                   HOWMET CORPORATION,
                                   a Delaware corporation


                                   By:_______________________________________
                                   Its:______________________________________

                      THIOKOL TRANSACTION FEE AGREEMENT
                      ---------------------------------


     This Transaction Fee Agreement ("Agreement") dated as of December 13, 1995 is entered into by and between Howmet Holdings Acquisition Corp., a Delaware corporation ("Howmet"), and Thiokol Corporation, a Delaware corporation ("Thiokol").

     WHEREAS, Thiokol has negotiated the terms and conditions of a joint venture acquisition with Carlyle-Blade Acquisition Partners L.P. through Thiokol's wholly-owned subsidiary Thiokol Holding Company to establish and capitalize Blade Acquisition Corp. for the purpose of acquiring Howmet Corporation and the Cercast Group of Companies (the "Acquisition");

     WHEREAS, Thiokol has provided (i) management advice for the organization and structure of the Acquisition, (ii) provided capital to the Acquisition and (iii) assisted in arranging the Acquisition's debt financing.

     NOW THEREFORE, for the consideration set forth in this Agreement, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     A. Fee For Transactional and Advisory Services. As compensation for Thiokol's advisory services and services related to the negotiations, structuring, and for the financing of the Acquisition, Howmet agrees to pay to Thiokol promptly following the date hereof a $2,000,000 transaction fee ("Transaction Fee"). Thiokol acknowledges the

Transaction Fee shall constitute full compensation for services (including out of pocket expenses, except that nothing herein affects the obligation of Blade to pay expenses of Thiokol and its Affiliates pursuant to Section 5.1 of the Stock Purchase Agreement).

     B. Amendment. This Agreement may not be amended except by a written instrument executed by all of the parties.

     C. Choice of Law. This Agreement is made under and shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    "Thiokol"

                                    THIOKOL CORPORATION, a Delaware
                                    corporation

                                    By:______________________________________

                                    Its:_____________________________________


                                    "Howmet"

                                    HOWMET HOLDINGS ACQUISITION CORP.,
                                    a Delaware corporation

                                    By:_____________________________________

                                    Its:____________________________________

                                   AMENDED
                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                  AND RELATIVE, PARTICIPATING, OPTIONAL AND
                      OTHER SPECIAL RIGHTS OF PREFERRED
                    STOCK AND QUALIFICATIONS, LIMITATIONS
                           AND RESTRICTIONS THEREOF

                                      OF

                       9.0% SERIES A SENIOR CUMULATIVE
                               PREFERRED STOCK

                                      OF

                           BLADE ACQUISITION CORP.

                          -------------------------

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

                          -------------------------

     BLADE ACQUISITION CORP., a Delaware corporation (the "Corporation"), certifies that: (i) no shares of the Corporation have been issued; and (ii) pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "Act"), the Board of Directors of the Corporation by written consent dated as of December 12, 1995 duly adopted the following resolution, which resolution remains in full force and effect on the date hereof:

     RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Series A Preferred Stock of the Corporation described in a certificate filed with the Secretary of State of the State of Delaware on December 12, 1995 be and hereby are amended as follows:

     1.   Certain Definitions
          -------------------

     Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Affiliate" or "Affiliates" as applied to any Person, means any Person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including with correlative meanings, the terms 'controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Beneficial Ownership" shall have the meanings given to these terms or words in Rules 13(d)(3) and 13(d)(5) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

     "Business Day" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law to close.

     "Carlyle" shall mean Carlyle Blade Acquisition Partners, L.P., a Delaware limited partnership.

     "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, however designated, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

     "Delinquent Mandatory Redemption Price" shall mean, with respect to each share of Series A Preferred Stock, $10,000 (adjusted for stock splits, subdivisions, combinations and similar transactions), plus an amount equal to $10,000 multiplied by the number or fraction of a share of Series A Preferred Stock representing accrued and unpaid PIK Dividends in respect of such share of Series A Preferred Stock (adjusted for stock splits, subdivisions, combinations and similar transactions), plus an amount thereon accruing from the Mandatory Redemption Date relating thereto at the Increasing Rate.

     "Holding" shall mean Thiokol Holding Company, a Delaware corporation.

     "Increasing Rate" shall mean, with respect to any obligation, an annual rate equal to eleven percent (11%), compounded quarterly.

     "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

     "Junior Stock" shall mean, for purposes of paragraph 2 below, Common Equity and any class or series of capital stock of the Corporation, however designated, which is not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment or the Series A Preferred Stock has been redeemed, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of capital stock of the Corporation, however designated, which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     "Liquidation Price" shall mean $10,000 per share of Series A Preferred Stock, plus an amount equal to $10,000 multiplied by the number or fraction of a share of Series A Preferred Stock representing accrued and unpaid PIK Dividends in respect of such share of Series A Preferred Stock, adjusted for stock splits, subdivisions, combinations and similar transactions.

     "Mandatory Redemption Date" shall have the meaning set forth in subparagraph 4(a) below.

     "Mandatory Redemption Obligation" shall have the meaning set forth in subparagraph 4(c) below.

     "Optional   Redemption  Date"  shall  have  the  meaning  set  forth  in subparagraph 5(a) below.

     "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "PIK Dividends" shall mean the "paid-in-kind" dividends as set forth in paragraph 2 below.

     "PIK Dividend Payment Date" shall mean the 13th day of each March, June, September and December, commencing March 13, 1996, in each year during the PIK Dividend Payment Period.

     "PIK Dividend Payment Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the date the Series A Preferred Stock is redeemed and the redemption price is paid in full.

     "PIK Dividend Period" shall mean the period from, and including, the Initial Issue Date, to, but not including, the first PIK Dividend Payment Date and thereafter, each quarterly period, including any PIK Dividend Payment Date to, but not including, the next PIK Dividend Payment Date.

     "PIK Record Date" shall mean the date that is ten business days prior to any PIK Dividend Payment Date.

     "Quarterly Per Share PIK Dividend Amount" shall mean a fraction of one share of Series A Preferred Stock equal to nine percent (9.0%) per annum of one share, divided by four (e.g., 2.25% per quarter), of the Series A Preferred Stock.

     "Redemption Price" shall mean, with respect to each share of Series A Preferred Stock, $10,000 plus an amount equal to $10,000 multiplied by the fraction of a share of Series A Preferred Stock representing accrued and unpaid PIK Dividends in respect of such share of Series A Preferred Stock, adjusted for stock splits, subdivisions, combinations and similar transactions.

     "Subsidiary" shall mean any corporation, association partnership, limited partnership, limited liability partnership, limited liability company, business trust or other business entity of which 50% or more of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other subsidiaries of the Corporation or a combination thereof.

     2.  Dividends.
         ---------

     (a) The record holders of Series A Preferred Stock on each PIK Record Date shall receive on each PIK Dividend Payment Date during the PIK Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends being herein called "PIK Dividends"). PIK Dividends shall be paid by delivering to the record holders of Series A Preferred Stock a number of shares of Series A Preferred Stock (which number of shares shall be rounded to the nearest one thousandth of a share) equal to (i) the number of shares of Series A Preferred Stock held by such holder on the applicable PIK Record Date, multiplied by (ii) the Quarterly Per Share PIK Dividend Amount. Any additional shares of Series A Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which PIK Dividends accrue and cumulate as set forth below, to the same terms as the shares of Series A Preferred Stock originally issued hereunder.

     (b)  Prior  to each  PIK  Record  Date  immediately  preceding  each PIK
Dividend Payment Date, the Board of Directors of the Corporation shall declare PIK Dividends on the Series A Preferred Stock in accordance with paragraph 2(a) above, payable on the next PIK Dividend Payment Date. PIK Dividends on shares of Series A Preferred Stock shall accrue on a daily basis at a rate per annum equal to nine percent (9%) of one share of Series A Preferred Stock, cumulated quarterly (based on the assumption of a 360 day year composed of twelve 30 day months and four 90 day quarters), and be cumulative from the date of issuance of such shares through the PIK Dividend Payment Period. PIK Dividends shall be payable in arrears during the PIK Dividend Payment Period on each PIK Dividend Payment Date, commencing on the first PIK Dividend Payment Date, and for shares issued as PIK Dividends, commencing on the first PIK Dividend Payment Date after such shares are issued. If any PIK Dividend Payment Date occurs on a day that is not a Business Day, any accrued PIK Dividends otherwise payable on such PIK Dividend Payment Date shall be paid on the next succeeding Business Day. PIK Dividends shall be paid to the holders of record of the Series A Preferred Stock on each PIK Dividend Payment Date as their names shall appear on the share register of the Corporation on the PIK Record Date immediately preceding such PIK Dividend Payment Date. PIK Dividends on PIK Dividends that are in arrears for any past PIK Dividend Periods shall accumulate as if the earlier PIK Dividends were issued as provided above, and shall be accrued. Unpaid dividends may be declared and paid at any time to holders of record on the PIK Record Date therefor.

     (c) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends or distributions whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock), nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its Subsidiaries, nor shall any monies be paid or made available for a sinking fund for any purchase or redemption not permitted by the foregoing.

     (d) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A
Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

     3.  Distributions Upon Liquidation, Dissolution or Winding Up.
         ----------------------------------------------------------

     (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, the Liquidation Price per share of Series A Preferred Stock. No holder shall be entitled to payment until such holder has delivered certificates for the Series A Preferred Stock held by such holder and instruments acceptable to the Corporation transferring title to such shares, or shall have delivered a duly executed affidavit of lost certificate to the Corporation.

     (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Price for each share of the Series A Preferred Stock, then the assets of the Corporation shall be ratably distributed among the holders of Series A Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. The consolidation or merger of the Corporation into or with another corporation or corporations that is not a wholly-owned Subsidiary of the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another Person that is not a wholly-owned Subsidiary of the Corporation shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     4.  Mandatory Redemption by the Corporation.
         ---------------------------------------

     (a) The Corporation shall redeem, on the date (the "Mandatory Redemption Date") that is the earlier of (i) ten years after the Initial Issue Date or
(ii) immediately prior to a merger, consolidation or sale of assets of the Corporation that is deemed to be a liquidation under paragraph 3(b) above, or a sale by Carlyle or its Affiliates of more than 25% of the outstanding Common Stock to Persons which are not Affiliates of Carlyle, all of the then outstanding shares of Series A Preferred Stock at the Redemption Price. A sale that results in a change of Beneficial Ownership of shares of Common Stock held by Carlyle or its Affiliates that is in substance a sale of Common Stock to Person(s) who are not Affiliates of Carlyle will be deemed to be a sale of Common Stock within the meaning of the preceding sentence, provided that Transfers by limited partners of partners of Carlyle of less than a majority of the Beneficial Ownership of Carlyle or Transfers in which partners of Carlyle and/or their limited partners or other owners are not acting in concert in such a Transfer will not be deemed to be such a sale within the meaning of the prior sentence. For this purpose, "Transfer" means a sale, transfer, assignment or other disposition of Beneficial Ownership.

     (b) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including as a result of redemption, shall (upon compliance with any applicable provisions of the Act) have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock of the Corporation; provided, however, that no such issued and reacquired shares of Series A Preferred Stock shall be reissued as Series A Preferred Stock.

     (c) If on the Mandatory Redemption Date the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock required to be redeemed on such date pursuant to paragraph 4(a) (the "Mandatory Redemption Obligation"), the Corporation shall redeem on such Mandatory Redemption Date the number of shares of Series A Preferred Stock which it is able to redeem, ratably among the holders of Series A Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all shares of Series A Preferred Stock required to be redeemed on such date were redeemed. In such a case, the remainder of the Redemption Price payable but not paid at the Mandatory Redemption Date shall be converted into the Delinquent Mandatory Redemption Price and shall be discharged as soon as the Corporation is able to discharge such Delinquent Mandatory Redemption Price out of funds legally available therefor.

     (d) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Mandatory Redemption Date, by registered mail, postage prepaid, return receipt requested, and facsimile transmission, if known to the Corporation to be available at the office of the recipient, to all holders of record of the Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Mandatory Redemption Date. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption.

     (e) If notice has been mailed in accordance with subparagraph 4(e) above, and provided that, on or before the Mandatory Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the holder).

     (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock and interest thereon shall be irrevocable except that any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Mandatory Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings accruing after return to the Corporation. Interest and earnings accruing prior thereto on such deposited funds will be paid to the shareholders whose Series A Preferred Stock is being redeemed pro rata in accordance with the number of shares being redeemed.

     (g) Notwithstanding anything to the contrary herein, no Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

     (h) Notwithstanding anything to the contrary herein, no redemption need be made by the Corporation on any Mandatory Redemption Date if prior to such date holders of a majority of the outstanding shares of Series A Preferred Stock shall have waived in writing their right to a redemption on such Mandatory Redemption Date.

     5.  Optional Redemption
         -------------------

     (a) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem, at any time after the Initial Issue Date, all or any portion of the then outstanding shares of Series A Preferred Stock at the Redemption Price. The date selected for such redemption in accordance with this paragraph 5 shall be referred to as the "Optional Redemption Date."

     (b) In the case of a partial redemption of the outstanding Series A Preferred Stock in accordance with this paragraph 5, shares of Series A
Preferred Stock shall be redeemed pro rata in accordance with each holder's ownership of Series A Preferred Stock.

     (c) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Optional Redemption Date, by registered mail, postage prepaid, return receipt requested and facsimile transmission, if known to the Corporation to be available at the office of the recipient, to all holders of record of the Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Optional Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Optional Redemption Date. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption.

     (d) If notice has been mailed in accordance with subparagraph 5(c) above, and provided that, on or before the Optional Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Optional Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the holder).

     (e) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock and interest thereon shall be irrevocable except that any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Optional Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings accruing after return to the Corporation. Interest and earnings accruing prior thereto on such deposited funds will be paid to the shareholders whose Series A Preferred Stock is being redeemed, pro rata in accordance with the number of shares being redeemed.

     (f) Notwithstanding anything to the contrary herein, no Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

     6.  Voting Rights
         -------------

     (a) Holders of shares of Series A Preferred Stock shall have no voting rights, except as may be required by law or as otherwise set forth in this paragraph 6.

     (b) In addition to any vote or consent of shareholders required by law, the affirmative consent of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock at the time outstanding (voting as a single class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation (including without limitation this Certificate of Designation) or the by-laws of the Corporation which affects the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Series A Preferred Stock; and

          (ii) Any authorization, issuance or creation of, or increase in the amount of, any class (or any security of any class) with preferences on dividend and liquidation rights pari passu with or senior to those of holders of Series A Preferred Stock.

     (c) If the Company has not redeemed all of the Series A Preferred Stock on the Mandatory Redemption Date, the holders of shares of Series A Preferred Stock, voting separately as a class and without cumulative voting, shall thereupon be entitled to elect (i) if Holding and its Affiliates then own all or substantially all of the Common Stock (as adjusted for reclassifications and substitutions) initially issued to Holding for $98,000,000, the minimum number of directors of the Corporation so that the number so elected, plus the number of directors, if any, that Holding and its Affiliates, voting together, then have the power to elect by voting such Common Stock, constitute a majority of the Board of Directors or (ii) otherwise, two directors. Upon election, such directors shall become additional directors of the Corporation and, immediately prior to or upon election, the authorized number of directors of the Corporation shall be automatically increased by such number of additional directors.

     (d) Whenever the voting rights under Section 6(c) shall have vested, such right may be exercised without a meeting by the written consent of the number of shares of Preferred Stock necessary to elect the directors thereby elected, or at a special meeting of the holders of Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors. Such right of the holders of Series A Preferred Stock to elect directors may be exercised until all such stock has been redeemed.

     (e) At any time when the voting rights described in Section 6(c) shall have vested in the holders of shares of Series A Preferred Stock and if such right shall not already have been initially exercised, the Secretary of the Corporation shall, upon the written request of holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held in accordance with Delaware law at the earliest practicable date at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within thirty (30) days after personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock then outstanding may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be in accordance with Delaware law at a place designated by such holder. Nothing in this Section 6(d) shall effect the right of holders of the Preferred Stock to take action by written consent and without a meeting.

     (f) If any director so elected by the holders of shares of Series A Preferred Stock shall cease to serve as a director before such director's term shall expire, the holders of shares of Series A Preferred Stock then outstanding may, at the special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place will be vacant.

     (g) In any matter in which holders of shares of Series A Preferred Stock may vote, including any action by written consent, each share of Series A
Preferred Stock shall be entitled to one (1) vote (except as expressly provided herein or as may be required by law).

     (h) Except as required by law, the holders of Series A Preferred Stock shall not be entitled to elect directors as provided in this Section 6, the directors so elected by the holders of the Series A Preferred Stock shall cease to be directors, and the size of the Board of Directors shall be reduced by the number of directors elected by the holders of Series A Preferred Stock immediately following the time that all outstanding shares of the Series A Preferred Stock shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall be deposited in trust as provided above to effect such redemption.

     (i) A majority of the Board of Directors may, at any time after holders of the Series A Preferred Stock become entitled to vote call or notice meetings of the Board of Directors at such time and place as they specify. At all such times, a majority of the Board of Directors shall constitute a quorum and all then existing committees of the Board of Directors may be dissolved by a majority of the Board of Directors. No Bylaws of the Corporation shall be contrary to this Section 6.

     7.  Exclusion of Other Rights.
         --------------------------

     Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time as and to the extent permitted by this Certificate of Designations) and in the Certificate of Incorporation of the Corporation.

     8.  Headings.
         ---------

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     9.  Severability of Provisions.
         ---------------------------

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time as permitted above) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.


     10. Bylaws. No Bylaw of the Corporation may be inconsistent with, limit in any way, or conflict with any of the foregoing provisions.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by an authorized officer and attested by its Secretary, this 12th day of December, 1995.

                              BLADE ACQUISITION CORP.



                              By:____________________________________________
                                   Name:_____________________________________
                                   Title:____________________________________



Attest:




________________________
Assistant Secretary

                             STANDSTILL AGREEMENT



     This Standstill Agreement (the "Standstill Agreement"), dated as of December 13, 1995, is entered into by and among Thiokol Holding Company, a Delaware corporation ("Holding"), Thiokol Corporation, a Delaware corporation ("Thiokol"), Carlyle-Blade Acquisition Partners, L.P., a Delaware Limited Partnership ("Carlyle-Blade"), TC Group, L.L.C., a Delaware limited liability company, TCG Holdings, L.L.C., a Delaware limited liability company, Carlyle Partners II, L.P., a Delaware limited partnership, and Carlyle Partners III, L.P., a Delaware limited partnership (each a "Carlyle Entity" and, together the "Carlyle Entities"). The parties agree as set forth below.


                            I. FACTUAL BACKGROUND
                               ------------------


     Carlyle Partners II, L.P. and Carlyle Partners III, L.P. are the General Partners of Carlyle-Blade; TC Group, L.L.C. is the General Partner of Carlyle Partners II, L.P. and Carlyle Partners III, L.P.; TCG Holdings, L.L.C. is the Managing Member of TC Group, L.L.C.; and Holding is a wholly-owned subsidiary of Thiokol.

     Holding, Carlyle-Blade and others are entering into several agreements, including a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which (i) Holding and Carlyle-Blade will acquire all of the issued and outstanding securities of Blade Acquisition Corp. ("Blade") for $250,000,000, of which $102,000,000 will be paid by Carlyle for 51% of the Common Stock, the only authorized class of securities entitled to vote for the Board of Directors or on any other matter, $98,000,000 will be paid by Holding for 49% of the Common Stock, and $50,000,000 will be paid by Holding for the non-voting Preferred Stock, (ii) Blade will borrow additional funds and (iii) Blade will acquire all of the outstanding securities of Pechiney Corporation, Howmet Cercast (USA), Inc., Howmet Cercast (Canada), Inc., Financiere d'Ocquier S.A. and their subsidiaries (together, the "Howmet Cercast Group") for an aggregate purchase price in excess of $725,000,000.

     Pursuant to a Shareholders Agreement to be entered into by Holding, Carlyle-Blade and Blade, (i) the Board of Directors of Blade will consist of three directors designated by Carlyle-Blade, three directors designated by Holding and the Chief Executive Officer of Blade and (ii) Carlyle-Blade will have significant veto rights over, and access to all relevant significant information, including non-public confidential information, concerning Blade and the Howmet Cercast Group.

     After its acquisition of the Howmet Cercast Group, Blade and the Howmet Cercast Group will represent a material part of Thiokol.

     The funds to be used by Holding to purchase the securities of Blade are being directly or indirectly supplied by Thiokol. Without those funds, Holding would not enter into the Stock Purchase Agreement, nor would it have the funds to acquire any securities of Blade. Without the funds being supplied to Blade by Holding, Blade could not finance the acquisition of, or otherwise acquire, the Howmet Cercast Group.

     The acquisition of the Howmet Cercast Group by Blade is expected to provide the opportunity for very significant benefits, both initially and in the medium- or long-term, to Carlyle-Blade and some or all of the Carlyle Entities.

     Thiokol has required, as a condition of providing such funding to Holding, and Holding has required, as a condition of entering into the Stock Purchase Agreement and using such funding to provide $98,000,000 to purchase 49% of the Common Stock of Blade, and $50,000,000 to purchase 100% of the non-voting Preferred Stock of Blade, that Carlyle-Blade and the Carlyle Entities enter into this Standstill Agreement. Carlyle-Blade and the Carlyle Entities are doing so to induce Thiokol to provide such $148,000,000 to Thiokol Holding and to induce Thiokol Holding to enter into the Stock Purchase Agreement and to purchase 49% of the Common Stock of Blade and 100% of the Preferred Stock of Blade pursuant thereto.


                               II. DEFINITIONS
                                   -----------


     The defined terms set forth below are used in this Standstill Agreement.

     "Beneficially Own", "Beneficial Ownership" and "Group" have the meanings given to those terms or words in Rules 13(d)(3) and 13(d)(5) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

     "Person" means and includes natural persons, corporations, general partnerships, limited liability partnerships, joint stock companies, joint ventures, associations, companies, limited liability companies, business and other trusts, or other organizations, whether or not legal entities, and governments and agencies or political subdivisions thereof.

     Terms not otherwise defined in this Standstill Agreement have the meanings given to them in the Stock Purchase Agreement and Exhibit "A" thereto.


                               III. STANDSTILL
                                    ----------

     If the closing of the purchase of the Howmet Cercast Group by Blade occurs, then none of Carlyle-Blade or any Carlyle Entity will, individually or in the aggregate, directly or indirectly, do any of the following without the prior approval of a majority of the Board of Directors of Thiokol: (i) acquire or, together with any securities of Thiokol now Beneficially Owned by any of them, Beneficially Own any securities of Thiokol that, in the aggregate, constitute 3% or more of the outstanding securities of the class of securities involved; (ii) permit any Person of which Carlyle-Blade or any Carlyle Entity is a controlling person to so acquire or, together with any securities now Beneficially Owned by any of them, Beneficially Own 3% or more of any class of securities of Thiokol; (iii) take any action to directly or indirectly control or exercise any control over Thiokol, including, without limitation, participating in a proxy contest, voting agreement or trust with respect to Thiokol, or to otherwise encourage or induce any other Person to do any of the foregoing; or (iv) otherwise seek, alone or in connection with any other Person or Group, to directly or indirectly obtain control over, Thiokol or encourage or induce any other Person or Group to do either of the foregoing.


                                 IV. REMEDIES
                                     --------


     For breaches of this Standstill Agreement, Thiokol shall be entitled to all otherwise applicable remedies in law and at equity and, without limiting the generality of the foregoing, shall be entitled to: (i) on demand, compel divestiture, to any Person selected by Thiokol or by public sale, of any or all securities acquired in violation of this Standstill Agreement at the current market price, (ii) enjoin the voting of all such securities and/or
(iii) in recognition of the fact that damages or other remedies at law may be inadequate, have the right to injunction, specific performance and other equitable remedies.


                            V. GENERAL PROVISIONS
                               ------------------

     1. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested (if also sent by facsimile transmission, if available at the office of the recipient), as follows:

                               If to Carlyle, to:

                               Carlyle-Blade Acquisition Partners, L.P.
                               1001 Pennsylvania Avenue
                               Suite 220 South
                               Washington, D.C. 20004-2505
                               Attention:    William E. Conway, Jr.
                               Telecopier:   (202) 347-1818

                               with a copy to:

                               Latham & Watkins
                               1001 Pennsylvania Avenue, N.W.
                               Suite 1300
                               Washington, D.C. 20004
                               Attention: Bruce E. Rosenblum
                               Telecopier: (202) 637-2201

                               If to Holding, to:

                               Thiokol Holding Company
                               2475 Washington Boulevard
                               Ogden, UT  84401-2398
                               Attention:  R. Robert Harris,
                                           Corporate Vice President
                                           and General Counsel
                               Telecopier: (801) 629-2420

                               with a copy to:

                               Gibson, Dunn & Crutcher
                               333 South Grand Avenue
                               Los Angeles, CA 90071
                               Attention:  Steven A. Meiers
                               Telecopier: (213) 229-7520

                               If to Thiokol, to:

                               Thiokol Corporation
                               2475 Washington Boulevard
                               Ogden, UT  84401-2398
                               Attention:  R. Robert Harris,
                                           Corporate Vice President
                                           and General Counsel
                               Telecopier: (801) 629-2420

                               with a copy to:

                               Gibson, Dunn & Crutcher
                               333 South Grand Avenue
                               Los Angeles, CA 90071
                               Attention:  Steven A. Meiers
                               Telecopier: (213) 229-7520

     Any party, by notice given in accordance with this section to the other parties, may designate another address or person for receipt of notices or copies of notices hereunder.

     2. Entire Agreement. This Standstill Agreement contains the entire agreement among the parties hereto with respect to the matters covered hereby.

     3. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Standstill Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party or Shareholder in exercising any right, power or privilege hereunder shall operate as a waiver thereof except as expressly provided herein. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     4. Governing Law. This Standstill Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Delaware applicable to agreements made and to be performed entirely within that State (without giving effect to any conflict of laws principles which might require application of the law of a different jurisdiction).

     5. Jurisdiction. The parties hereby consent to the jurisdiction of the federal courts located within the District of Columbia for all purposes.

     6. Counterparts. This Standstill Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties.

     7. Headings. The headings in this Standstill Agreement are for reference only and shall not affect the interpretation of this Standstill Agreement.

     8. Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Standstill Agreement shall be jointly planned and coordinated by the parties, unless such notices or other publicity are mandated by law.

     9. Severability. If any portion of this Standstill Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall be valid and enforceable.

     10. Attorneys Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Standstill Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Standstill Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     11. Inconsistencies. Any inconsistencies between the Stock Purchase Agreement and other Related Documents and this Standstill Agreement will be resolved in favor of this Standstill Agreement.

     12. Termination. This Standstill Agreement shall terminate whenever either the Carlyle Entities or Holding beneficially owns less than 15% of the issued and outstanding Common Stock of Blade.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.


                                      "Carlyle-Blade"

                                      CARLYLE-BLADE ACQUISITION PARTNERS,
                                      L.P.

                                      By:      Carlyle Partners II, L.P.
                                      Its:     General Partner

                                      By:      TC Group, L.L.C.
                                      Its:     General Partner

                                      By:      TCG Holdings, L.L.C.
                                      Its:     Managing Member

                                      By:________________________________
                                      Its:_______________________________


                                      "Carlyle Entities"

                                      CARLYLE PARTNERS II, L.P.

                                      By:      TC Group, L.L.C.
                                      Its:     General Partner

                                      By:      TCG Holdings, L.L.C.
                                      Its:     Managing Member


                                      By:________________________________
                                      Its:_______________________________

                                       CARLYLE PARTNERS III, L.P.

                                       By:      TC Group, L.L.C.
                                       Its:     General Partner

                                       By:      TCG Holdings, L.L.C.
                                       Its:     Managing Member


                                       By:_______________________________
                                       Its:______________________________


                                       TC GROUP, L.L.C.

                                       By:      TCG Holdings, L.L.C.
                                       Its:     Managing Member


                                       By:______________________________
                                       Its:_____________________________


                                       TCG HOLDINGS, L.L.C.


                                       By:______________________________
                                       Its:_____________________________


                                       "Holding"

                                       THIOKOL HOLDING COMPANY


                                       By:______________________________
                                       Its:_____________________________


                                       "Thiokol"

                                       "THIOKOL CORPORATION


                                        By:_____________________________
                                        Its:____________________________

                        COLLATERAL CUSTODIAL AGREEMENT
                        ------------------------------


     This Collateral Custodial Agreement (the "Collateral Custodial Agreement") is made on December 13, 1995 by and among Carlyle-Blade
Acquisition Partners, L.P., a Delaware limited partnership ("Carlyle"), Thiokol Holding Company, a Delaware corporation ("Holding"), and The First National Bank of Chicago, as collateral agent (the "Collateral Custodial Agent").


                                   Recitals
                                   --------


     A. WHEREAS, pursuant to a Shareholders Agreement (the "Shareholders Agreement") by and among Holding, Carlyle and Blade Acquisition Corp., a Delaware corporation (the "Company"), and a Stock Purchase Agreement (the "Stock Purchase Agreement," together with the Shareholders Agreement, the "Agreements") by and among Holding, Carlyle and the Company, Carlyle is acquiring 5,100 shares of the Common Stock of the Company (the "Carlyle Shares"), the only authorized class of securities entitled to vote for the Board of Directors or any other matter, and Holding is acquiring 4,900 shares of the Common Stock and 5,000 shares of the non-voting Preferred Stock of the Company and will in the future acquire additional shares of Preferred Stock as dividends on such initially issued Preferred Stock or dividends on shares so issued as dividends (all such shares of Common Stock and Preferred Stock acquired by Holding are referred to below as the "Holding Shares" and together with the Carlyle Shares are referred to below as the "Shares").

     B. WHEREAS, pursuant to the Shareholders Agreement, Carlyle has granted to Holding a security interest in the Carlyle Shares, to secure all of Carlyle's obligations to Holding under the Shareholders Agreement and the Related Agreements (as defined in the Shareholders Agreement), including without limitation Carlyle's obligations under the Call Option.

     C. WHEREAS, pursuant to the Shareholders Agreement, Holding has granted to Carlyle a security interest in the Holding Shares, to secure all of Holding obligations to Carlyle under the Shareholders Agreement and the Related Agreements.

     D. WHEREAS, Carlyle and Holding have agreed to enter into this Collateral Custodial Agreement and to deliver the certificates for the Shares to the Collateral Agent to, among other things, perfect such security interests.

                                  Agreement
                                  ---------


     1. Appointment of Collateral Agent. Carlyle and Holding hereby appoint the Collateral Agent as collateral agent. The Collateral Agent agrees to accept and hereby accepts such appointment.

     2. Collateral Agent Acknowledges Receipt of Shares. Carlyle has delivered to the Collateral Agent the Carlyle Shares and a stock power with respect thereto executed by Carlyle in blank, and Holding has delivered to the Collateral Agent the Holding Shares and stock powers with respect thereto executed by Holding in blank. The Collateral Agent acknowledges receipt of the Carlyle Shares and the Holding Shares and such stock powers.

     3. Collateral Agent Acknowledges Receipt of Shareholders Agreement. The Collateral Agent acknowledges receipt of the Shareholders Agreement, of which
Article 5 deals with the security interests. The Collateral Agent need not be concerned with provisions of the Shareholders Agreement other than Article 5 thereof.

     4. Collateral Agent's Agreement to Hold the Shares. To perfect the security interest granted by Carlyle in the Carlyle Shares to Holding and to perfect the security interest granted by Holding in the Holding Shares to Carlyle, the Collateral Agent agrees to hold the Carlyle Shares as agent for Carlyle and the Holding Shares as agent for Holding to perfect such security interests and for the parties as their interests may appear from time to time.

     5. No Release of Shares. The Collateral Agent will not release any of the Carlyle Shares or Holding Shares without the joint instructions of both Carlyle and Holding. Carlyle and Holding agree among themselves to give notification to the Collateral Agent, when Securities are transferred in compliance with the Shareholders Agreement.

     6. Dividends, Distributions and Changes. Any shares issued on or in exchange for any Shares held in the Collateral Custodial Account as a result of any stock dividend, stock split-up or consolidation of shares, reclassification, or merger or consolidation involving the Company shall be held by the Collateral Agent hereunder on the same terms as the Shares.

     7. Voting Rights and Conversion Rights. While held in the Collateral Custodial Account, the Carlyle Shares shall be voted by Carlyle and the Holding Shares that are Common Stock shall be voted by Holding.

     8. Notices. All notices and other communications to the parties hereto shall be in writing and shall be deemed to have been delivered when given in person, by facsimile transmission or courier delivery service or by mail, and shall become effective (a) on delivery if given in person, (b) on the date of delivery if sent by facsimile or by local courier delivery service, or (c) four business days after being deposited in the mails, with proper postage for first-class registered or certified mail, prepaid, if also sent by facsimile transmission when so mailed.

Notices shall be addressed as follows:

                           (a)      If to Carlyle, to:

                                    Carlyle-Blade Acquisition Partners, L.P.
                                    1001 Pennsylvania Avenue
                                    Suite 220 South
                                    Washington, D.C. 20004-2505
                                    Attention:  William E. Conway, Jr.
                                    Telecopier: (202) 347-1818

                                    with a copy to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C.  20004
                                    Attention: Bruce E. Rosenblum
                                    Telecopier: (202) 637-2201

                           (b)      If to Collateral Agent, to:

                                    if by U.S. Mail Delivery, to:

                                    The First National Bank of Chicago
                                    One First National Plaza, Suite 0673
                                    Chicago, Illinois 60670-0673
                                    Attention:  Corporate Trust Administration

                                    if by courier, to:

                                    The First National Bank of Chicago
                                    One North State Street, 9th Floor
                                    Chicago, Illinois 60602
                                    Attention: Corporate Trust Administration

                                    if by facsimile transmission, to:

                                    The First National Bank of Chicago
                                    Chicago, Illinois
                                    Attention:  Corporate Trust Administration
                                    Telecopier: (312) 407-2088

                           (c)      If to Holding, to:

                                    Thiokol Holding Company
                                    2475 Washington Boulevard
                                    Ogden, UT  84401-2398
                                    Attention:   R. Robert Harris,
                                                 Corporate Vice President
                                                 and General Counsel
                                    Telecopier: (801) 629-2420

                                    with a copy to:

                                    Gibson, Dunn & Crutcher
                                    333 South Grand Avenue
                                    Los Angeles, CA 90071
                                    Attention:  Steven Meiers
                                    Telecopier: (213) 229-7520

     Any  party,  by notice  given to the  parties  in  accordance  with this
Section 8, may designate another address or person for receipt of notices or copies thereof hereunder.

     9. Indemnification. Carlyle and Holding agree to hold the Collateral Agent harmless and indemnify the Collateral Agent against any loss, liability, expenses (including attorneys fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Collateral Custodial Agreement, except for gross negligence or willful misconduct of the Collateral Agent. The foregoing indemnities in this paragraph shall survive the resignation of the Collateral Agent or the termination of this Collateral Custodial Agreement.

     10. Collateral Agent's Duties. The Collateral Agent's duties are only such as are specifically provided herein, and the Collateral Agent shall incur no liability whatsoever to Carlyle or Holding except for gross negligence or willful misconduct. The Collateral Agent shall have no responsibilities hereunder other than to follow faithfully the instructions herein contained. The Collateral Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Collateral Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have instructions given to it hereunder and believed by it to have been executed by the proper person or persons who are listed on Exhibit 1 hereto. The Collateral Agent shall not be liable for interest on the Collateral Custodial Account except as specifically agreed upon by the Collateral Agent and the respective parties hereto.

     11. Custodial Fees. Carlyle and Holding agree to pay the Collateral Agent a fee according to the fee letter attached hereto as Exhibit 2. Fees are payable in advance as compensation for the ordinary administrative services to be rendered hereunder and Carlyle and Holding each agree to pay one-half of all expenses of the Collateral Agent, including its attorney's fees and expenses, which it may incur in connection with the performance of its duties under this Collateral Custodial Agreement, or under the indemnity provided in
Section 12 hereof.

     12. Payment and Ownership Disputes. It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or rights of possession of the Shares, the Collateral Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Shares until such dispute has been settled either by mutual agreement by the parties or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected, but the Collateral Agent shall be under no duty whatsoever to institute or defend any such proceedings.

     13. Resignation of Collateral Agent. The Collateral Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor escrow agent agreed to by Carlyle and Holding shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may at the expense of Holding and Carlyle petition any court of competent jurisdiction for the appointment of a successor escrow agent. Possession of the Shares shall be delivered to the successor escrow agent, who must agree to hold them as the Collateral Agent has agreed in Section 4 of this Collateral Custodial Agreement.

     14. Applicable Law. This Collateral Custodial Agreement shall be construed in accordance with the laws of the State of Illinois.

     15. Termination. This Collateral Custodial Agreement shall terminate upon delivery of written instructions to the Collateral Agent by both Carlyle and Holding providing that this Collateral Custodial Agreement be terminated.

     16. Counterparts. This Collateral Custodial Agreement may be executed in several counterparts, each of which shall constitute an original and all collectively shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Collateral Custodial Agreement as of the day and year first written above.

                                       "Carlyle"

                                       CARLYLE-BLADE ACQUISITION PARTNERS,
                                       L.P., a Delaware limited partnership

                                       By:      Carlyle Partners II, L.P.
                                       Its:     General Partner

                                       By:      TC Group, L.L.C.
                                       Its:     General Partner

                                       By:      TCG Holdings, L.L.C.
                                       Its:     Managing Member


                                       By:__________________________________
                                       Its:_________________________________



                                       "Collateral Agent"

                                       THE FIRST NATIONAL BANK OF CHICAGO,


                                       By:__________________________________
                                       Its:_________________________________


                                       "Holding"

                                       THIOKOL HOLDING COMPANY,
                                       a Delaware corporation


                                       By:__________________________________
                                       Its:_________________________________

                                  EXHIBIT 1
                                  ---------


Persons Authorized to Give Instructions to Collateral Custodial Agent

    On behalf of Carlyle:    Carlyle Partners II, L.P.
                             TC Group, L.L.C.
                             TCG Holding, L.L.C.

    On behalf of Holding:    The President or any Vice President
                             of Holding, or the President or any Vice President of Thiokol Corporation, a Delaware corporation

                                  EXHIBIT 2
                                  ---------


                                                             December 5, 1995

                                FIRST CHICAGO
                                 FEE PROPOSAL
                     COLLATERAL CUSTODIAL AGENCY SERVICES
                  CARLYLE-BLADE ACQUISITION PARTNERS, L.P./
                           THIOKOL HOLDING COMPANY

-----------------------------------------------------------------------------


I.       Account Acceptance
         ------------------

         A fee for services in connection with the initial set-up of this collateral custodial account will be charged as follows:

              Account Acceptance                    $1,000
              Legal Fee                             Included

         This fee covers examination and execution of a collateral custodial agreement and all required documentation.

II.      Annual Administration
         ---------------------

         A fee for ordinary administration of this collateral custodial account will be charged annually in advance at $1,000.

III.     Operating Services
         ------------------

         A.   Deposit or withdrawal of other securities held           $35.00
              in the collateral custodial account, each

         B.   Amendments to the collateral custodial
              agreement and/or substitution of collateral, each        250.00

IV.      Miscellaneous
         -------------

         Fees for services not specifically covered in this schedule will be assessed in amounts commensurate with the services rendered. The fees in this schedule are subject to reasonable adjustments as changes in laws, procedures, or costs of doing business demand. The costs of supplies and other out-of-pocket expenses that can be directly allocated will be added to our regular charges.